    As filed with the Securities and Exchange Commission on January 29, 1999
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       PEGASUS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


                                      4833
            --------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

           DELAWARE                                             51-0374669
(State or Other Jurisdiction                                 (I.R.S. Employer
of Incorporation of Organization)                         Identification Number)

                  c/o Pegasus Communications Management Company
                      Suite 454, 5 Radnor Corporate Center
                               100 Matsonford Road
                           Radnor, Pennsylvania 19087
                                 (888) 438-7488
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


            Marshall W. Pagon, President and Chief Executive Officer
                  c/o Pegasus Communications Management Company
                      Suite 454, 5 Radnor Corporate Center
                           Radnor, Pennsylvania 19087
                                 (888) 438-7488
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

        Michael B. Jordan, Esq.                                      Ted S. Lodge, Esq.
       Drinker Biddle & Reath LLP                            Pegasus Communications Corporation
1100 Philadelphia National Bank Building                c/o Pegasus Communications Management Company
          1345 Chestnut Street                              Suite 454, 5 Radnor Corporate Center
 Philadelphia, Pennsylvania  19107-3496                              100 Matsonford Road
             (215) 988-2700                                      Radnor, Pennsylvania  19087
                                                                           (888) 438-7488

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]___________
           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
       Title of                                       Proposed                Proposed
      Securities                Amount                 Maximum                Maximum               Amount of
         to be                   To be             Offering Price            Aggregate            Registration
      Registered              Registered             Per Note(1)         Offering Price(1)           Fee(2)
-------------------------------------------------------------------------------------------------------------------
9 3/4% Series B Senior        $100,000,000               100%                $100,000,000       $27,800
Notes due 2006
===================================================================================================================

(1) Calculated in accordance with Rule 457 solely for the purpose of determining the registration fee.
(2) Paid by wire transfer.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall thereafter become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

The information in this Prospectus is not complete and may be changed. We may not offer these securities until the registration statement is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


        Subject to completion, dated January 29, 1999

Prospectus
_______________, 1999


                           [Pegasus Logo Appears Here]










                          Offer to exchange registered
                      9 3/4% Series B Senior Notes due 2006
                 for any and all of our unregistered outstanding
                      9 3/4% Series A Senior Notes due 2006

--------------------------------------------------------------------------------


         We offer to exchange new 9 3/4% Series B Senior Notes due 2006 for our outstanding 9 3/4% Series A Senior Notes due 2006, of which $100 million are outstanding.

         The new notes will:

         o be registered under the Securities Act;

         o evidence the same debt as the old notes;

         o be entitled to the benefits of the same indenture;

         o bear interest from and including November 30, 1998;

         o rank senior to our subordinated indebtedness; and

         o rank equally with our senior indebtedness.

         We will only exchange notes in multiples of $1,000. If you tender your old notes and we accept them for exchange, you will waive the right to receive any interest accrued on the old notes.

         We are dependent upon our subsidiaries' cash flows to meet our obligations. However, when issued, none of our subsidiaries will guarantee the new notes. Our subsidiaries may later guarantee the new notes by signing a supplemental indenture.

         We may redeem the notes at any time after December 1, 2002. Before December 1, 2001, we may redeem up to 35% of the notes with the proceeds of certain types of public offerings of equity in our company. If we sell certain assets or experience certain kinds of changes in control, we must offer to repurchase the notes.

         There has been no public market for the notes before this exchange offer. We do not intend to apply for the listing of the notes on any national securities exchange or for quotation through NASDAQ.

         We will not receive any proceeds from this exchange offer. We are not using an underwriter.

         This offer expires at 5:00 p.m., New York City time on __________, 1999, unless extended.

--------------------------------------------------------------------------------
                         This investment involves risks.
              See the Risk Factors section beginning on page 8.
--------------------------------------------------------------------------------

         Neither the SEC nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, as well as proxy statements and other information with the SEC. You may read and copy any of the documents we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants like Pegasus that file electronically with the SEC. Our Class A Common Stock is quoted on NASDAQ and reports and other information about us may be inspected at NASDAQ at 1735 K Street, NW, Washington, DC 20007-1500.

         This prospectus is part of a registration statement on Form S-4 we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information.

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. If we subsequently file updating or superseding information in a document that is incorporated by reference into this prospectus, the subsequent information will also become part of this prospectus and will supersede the earlier information.

         We are incorporating by reference the following documents that we have filed with the SEC:

         o Pegasus' Form 10-K/A filed on April 20, 1998 for the fiscal year ended December 31, 1997;

         o Pegasus' Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

         o Pegasus' Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

         o Pegasus' Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         o Pegasus' Forms 8-K dated December 10, 1997 and filed on January 12, 1998; dated January 16, 1998 and filed on March 3, 1998; and dated April 27, 1998 and filed with the SEC on May 11, 1998;

         o Digital Television Services Inc.'s Form 10-K filed with the SEC on March 23, 1998 for the fiscal year ended December 31, 1997; and

         o The section entitled "Pegasus Communication Corporation Pro Forma Consolidated Financial Information" beginning at page F-154 of the Proxy Statement and Prospectus contained in Pegasus' Registration Statement on Form S-4 (File No. 333-44929).

         We are also incorporating by reference into this prospectus all of our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this exchange offer ends.

         You may obtain a copy of any of our filings which are incorporated by reference, at no cost, by writing to or telephoning us at the following address:
                       Pegasus Communications Corporation
                  c/o Pegasus Communications Management Company
                      Suite 454, 5 Radnor Corporate Center
                               100 Matsonford Road
                           Radnor, Pennsylvania 19087
                      Attention: Director of Communications
                            Telephone: (888) 438-7488
         To obtain timely delivery of this information you must request this information no later than ______________, 1999 or five days after any extension of this offer, whichever is later.

         You should rely only on the information provided in this prospectus, in the accompanying letter of transmittal, or incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of the prospectus. We are not making this offer of securities in any state or country in which the offer or sale is not permitted.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that you should consider before deciding to invest in our notes. We urge you to read the entire prospectus carefully, including the SEC filings and financial statements that we have incorporated by reference and the Risk Factors section.

         Information in this summary gives effect to the pending acquisitions described below.


                                     Pegasus

         Pegasus Communications Corporation is:

         o The largest independent provider of DIRECTV(R) with 455,000 subscribers at December 31, 1998. We have the exclusive right to distribute DIRECTV digital broadcast satellite services to over
             4.83 million rural households in 36 states. We distribute DIRECTV through the Pegasus retail network, a network of approximately 2,000 independent retailers. DIRECTV is a direct broadcast satellite service. The indusry uses the abbreviation DBS to describe these services.

         o The owner or programmer of nine TV stations affiliated with either Fox, UPN or the WB and the owner of a large cable system in Puerto Rico serving approximately 50,000 subscribers.

         o One of the fastest growing media companies in the United States. We have increased our revenues at a compound growth rate of 100% per annum since our inception in 1991.

         We were incorporated in Delaware in May 1996. Our principal executive office is at Suite 454, 5 Radnor Corporate Center, 100 Matsonford Road, Radnor, PA 19087. Our telephone number is (888) 438-7488.

                               Recent Developments

         Completed DBS Acquisitions

         During the fourth quarter of 1998 and the first quarter of 1999, we made ten acquisitions from independent DIRECTV providers of rights to provide DIRECTV programming in rural areas of New Mexico, Oklahoma, South Dakota, West Virginia, Colorado, Illinois, Minnesota and Texas. These territories include, in the aggregate, approximately 149,000 television households (including approximately 6,800 seasonal residences and 13,000 business locations), and approximately 14,250 subscribers. The aggregate consideration paid for these acquisitions was approximately $26.8 million in cash and $1.25 million in promissory notes.

         Pending DBS Acquisitions

         As of the date of this prospectus we have entered into letters of intent or definitive agreements to acquire DIRECTV distribution rights in rural areas of Colorado, Indiana, Minnesota, and Ohio. These territories include approximately 264,000 television households (including approximately 11,500 seasonal residences and 23,000 business locations) and approximately 15,350 subscribers. In the aggregate, the consideration for the pending DBS acquisitions is $28.9 million in cash, and $3.1 million in promissory notes and assumed liabilities. The closings of these acquisitions are subject to the negotiation of definitive agreements, third party approvals and other customary conditions. We believe, but cannot assure you, that these conditions will be satisfied. See "Risk Factors - Other Risks of Our Business - Our Acquisition Strategy Creates a Variety of Risks."

         Pending Cable Acquisition

         We have entered into an agreement to purchase a cable system serving Aguadilla, Puerto Rico and neighboring communities for a purchase price of approximately $42.0 million in cash. As of December 31, 1998, the Aguadilla cable system serves approximately 21,500 subscribers and passes approximately 81,300 of the 83,300 homes in the franchise area. The Aguadilla cable system is contiguous to our existing Puerto Rico cable system and, upon completion of the purchase, we intend to consolidate the Aguadilla cable system with our existing cable system. The closing of this acquisition is subject to third party approvals and other customary conditions. One of these conditions is that the Puerto Rico franchising authority will not impose greater burdens on us than it imposes on the present owner. We expect we will have to negotiate terms with the Puerto Rico authority. While we believe we will reach a satisfactory agreement, we cannot be sure. If we do, and the other conditions are met, we expect to close the acquisition in the first quarter of 1999. See "Risk Factors - Other Risks of Our Business - Our Acquisition Strategy Creates a Variety of Risks."

         Fox Affiliation Agreements

         Our network affiliation agreements with Fox Broadcasting Company will expire on January 30, 1999 (other than the affiliation agreement for television station WTLH, which is scheduled to expire on December 31, 2000). We have been informed by Fox that it is revising its form affiliation agreement. Pending completion of its revised form agreement, Fox has proposed entering into new agreements based on its current form with a 90 day rolling term. We believe that we will enter into new affiliation agreements on satisfactory terms, either before the existing agreements expire or during an agreed-upon extension. If we are mistaken in this belief, the loss of the ability to carry Fox programming could have a material and adverse effect on us. See "Risk Factors - Risks of Our Broadcast Television Business - We Depend on our Network Affiliations For Programming."

         Hurricane Georges

         In September 1998, Hurricane Georges struck the island of Puerto Rico and interrupted service to our cable subscribers. We suffered modest damage to our headend and approximately 3% of our 780 miles of cable plant. We substantially completed repairs by December 1, 1998. DBS subscriber acquisition costs are anticipated to be modestly higher, per new customer, during the quarter ended December 31, 1998 as compared to the quarter ended September 30, 1998.
         Recent DBS Developments

         Three important events have occurred recently in the DBS industry.

         DIRECTV/Hughes Acquisition of USSB.

         In December 1998, Hughes Electronics Corporation, the parent company of DIRECTV, announced that it had reached an agreement with United States Satellite Broadcasting Company, Inc. to acquire USSB's business and assets for approximately $1.3 billion in cash and stock. The transaction will enable DIRECTV to add such premium networks as multichannel HBO, Cinemax and Showtime. It is subject to review and approval by the Department of Justice and the Federal Communications Commission and other conditions.

         DIRECTV/Hughes Acquisition of Primestar.

         In January 1999, Hughes announced that it reached agreement with Primestar, Inc. to acquire Primestar's DBS business in two transactions valued at approximately $1.82 billion. DIRECTV has stated that it intends to operate Primestar's medium power business for approximately two years, during which time it will transition Primestar's approximately 2.3 million subscribers to the high power DIRECTV service. The Primestar transactions are subject to approval of the Federal Communications Commission and antitrust agencies and other conditions. We estimate that there are between 200,000 and 250,000 Primestar subscribers in our DIRECTV exclusive territories. (Our estimate is based on DIRECTV's estimate of the proportion of Primestar subscribers in the exclusive territories of DIRECTV rural affiliates and our proportionate ownership of those territories.) We are still evaluating the effects of the Primestar transactions on our business.

         EchoStar-News Corporation-MCI Settlement.

         In November 1998, EchoStar Communications Corporation, News Corporation, MCI and certain other parties reached an agreement for the transfer to EchoStar of a license to operate a high-power DBS business at the 110 (degree) west longitude orbital location and certain other DBS assets in exchange for shares of EchoStar. The agreement with News Corporation and MCI has been approved by the Department of Justice and is pending approval of the Federal Communications Commission. This transaction could increase EchoStar's competitive position relative to DIRECTV. See "Risk Factors -- Other Risks of Our Business -- We Face Significant Competition: the Competition Landscape Changes Constantly." We believe that the ExchoStar/News Corporation/MCI settlement will be positive for the DBS industry and will help increase DBS' competitive position vis-a-vis cable.

         Legal and Other Proceedings

         FCC Matters

         In connection with the pending license renewal application of television station WDBD, we have learned that there were a substantial number of violations at that station of the FCC's rule establishing limits on the amount of commercial material in programs directed to children. The FCC has options available to address violations of its rules ranging from a letter of admonishment to the revocation of a station license. We expect that the violations at television station WDBD will result in a monetary fine but not in revocation or nonrenewal of the station license. The FCC has not yet completed its review of the matter, however, so the outcome cannot be assured.

         DBS Late Fee Litigation

         In November 1998, we were sued in Indiana for allegedly charging DBS subscribers excessive fees for late payments. The plaintiffs, who claim to represent a class consisting of residential DIRECTV customers in Indiana, seek unspecified damages for the purported class and modification of our late-fee policy. We are in the process of evaluating our response and are unable to estimate the amount involved or to determine whether this suit is material to our Company. Similar suits have been brought against DIRECTV and various cable operators in other parts of the United States.

                               The Exchange Offer


The Old Notes........................   We issued $100 million in principal amount of our 9 3/4% Series A Senior
                                        Notes due 2006 on November 30, 1998.  We call them the "old notes" in this prospectus.  Because we did not register the old notes under the Securities
                                        Act, they are subject to restrictions on transfer.

The New Notes........................   We use "new notes" to refer to the $100 million in principal amount of our
                                        9 3/4% Series B Senior Notes due 2006 that we offer in this prospectus.  We have registered the new notes under the Securities Act, so that they will not be subject to restrictions on transfer.

The Offer............................   We offer to exchange $1,000 principal amount of registered new notes for each $1,000 principal amount of unregistered old notes.  We will accept for exchange any and all old notes properly tendered before the offer expires and will then promptly issue the new notes.

Expiration Date......................   5:00 p.m., New York City time, on __________, 1999, unless we extend the exchange offer.

Accrued Interest on the
New Notes and
Old Notes............................   The new notes will bear interest from and including November 30, 1998, the date of issuance of the old notes.  If we accept your old notes for exchange, you will waive the right to receive any interest accrued on the old notes.

Conditions to this Offer.............   Although we do not condition this exchange upon any minimum aggregate principal amount of old notes being tendered, it is subject to certain customary conditions which we explain below in "The Exchange
                                        Offer--Conditions."

Exchange Agent.......................   First Union National Bank.

Procedures for Tendering
Old Notes............................   If you hold old notes and you wish to accept this offer you must complete a letter of transmittal and deliver it to the exchange agent.  You must follow the instructions contained in that letter and this prospectus.

Special Procedures for
Beneficial Owners....................   If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should contact the registered holder promptly and instruct it to tender the notes for you.

Guaranteed Delivery
Procedures...........................   If you wish to tender your old notes and you cannot deliver them, the letter of transmittal or any other required documents before this offer expires, you must tender your old notes according to procedures we discuss below in "The Exchange Offer - Guaranteed Delivery Procedures."  You can
                                        use this procedure only if you tender through an eligible institution as described in "The Exchange Offer-Procedures for Tendering."


Withdrawal Rights....................   You may withdraw your tender of old notes at any time before the exchange offer expires.  The procedure for doing this is described "The Exchange
                                        Offer-Withdrawal of Tenders."

Certain United States Federal
Income Tax Consequences of the
Exchange Offer.......................   We discuss certain federal income tax considerations relating to the exchange in "Material United States Federal Income Tax Consequences of this
                                        Offer."

                          Summary of Terms of New Notes

         The new notes will have identical terms to the old notes. A brief summary follows. For a more detailed description, read "Description of Notes."

Total Amount of Notes Offered........  $100 million in principal amount of 9 3/4% Series B senior notes due 2006

Maturity.............................  December 1, 2006.

Interest.............................  Annual rate - 9 3/4%.
                                       Payment Frequency - every six months
                                       on June 1 and December 1. First
                                       Payment - June 1, 1999.

Ranking..............................  The notes will rank senior to our subordinated indebtedness and will rank equally in right of payment with our senior indebtedness.  But they will effectively rank junior to the substantial indebtedness of our subsidiaries, even their subordinated indebtedness.  We describe this in more detail under
                                       "Risk Factors - Our Holding Company Structure Means that these Notes are
                                       Effectively Subordinated to Debt of Our Subsidiaries."

Subsidiary Guarantors................  None of our subsidiaries guarantee the old notes and, when issued, none of our subsidiaries will guarantee the new notes.  However, our subsidiaries may in the future unconditionally guarantee our obligations on a senior, unsecured basis, jointly and severally, by signing a supplemental indenture.

Optional Redemption..................  On or after December 1, 2002 we may redeem some or all of the notes at any time at the redemption prices listed in the section "Description of Notes,"
                                       under the heading "Optional Redemption."

Mandatory Offer to Repurchase........  If we sell certain assets or experience specific kinds of changes in control, we must offer to repurchase the notes.

Basic Covenants of the Indenture.....  We will issue the notes under an indenture. The indenture restricts our ability and the ability of our subsidiaries to:

                                       o sell assets;

                                       o make certain payments, including dividends;

                                       o incur indebtedness and liens;

                                       o sell certain preferred securities;

                                       o engage in certain transactions with our affiliates;

                                       o (for our subsidiaries) issue certain equity; and

                                       o merge or consolidate.

                                       These restrictions are subject to important qualifications that we explain below in "Description of Notes - Certain Covenants."

                                 Market

     We do not plan to list the new notes on any exchanges or with Nasdaq. No one has made a binding agreement to make a market for the new notes. We offer no assurance that a market for the new notes will develop or provide meaningful liquidity for investors.

     The old notes are eligible for trading in the PORTAL market. Because we did not register them under the Securities Act, they are subject to restrictions on transfer that will not apply to the new notes. After we complete the exchange offer, we will have no obligation to register the old notes except under very limited circumstances.

                      Failure to Exchange Old Notes

     If you do not tender your old notes in this exchange offer or we do not accept them, your old notes will remain subject to existing transfer restrictions.

                                  RISK FACTORS


         You should carefully consider the risks described below before you decide to invest. They could materially and adversely affect our financial condition and results of operation. They could impair our ability to pay the notes, and you might lose all or part of your investment.

         These risks and uncertainties are not the only ones we face. Others that we do not know about now, or that we do not now think are important, may impair our business or our ability to pay the notes.

         This prospectus contains or incorporates by reference certain statements and information that are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We use words such as "anticipate," "believe," "estimate," "expect," "intend," "project" and similar expressions to identify forward-looking statements. Those statements include, among other things, the discussions of our business strategy and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources, as well as statements concerning the integration of our acquisitions and related achievement of cost savings and other synergies. We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions also could be incorrect. The uncertainties in this regard include, but are not limited to, those identified in the risk factors described below. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

Risks of Investing in these Notes

         Substantial Leverage - Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under these notes.

         We have now and, after the exchange offer, will continue to have a significant amount of indebtedness. The following chart shows certain important credit statistics and is presented assuming we had completed the pending and completed acquisitions described in this "Prospectus Summary -- Recent Developments," and the 1998 offering of the old notes, as of the date shown:

                                                      Pro Forma
                                               At September 30, 1998

              Total indebtedness                   $ 553,925,000
              Stockholders' equity                 $ 99,605,000
              Debt to equity ratio                         5.56x

         On the assumption that these things had occurred on January 1, 1998, our earnings would have been inadequate to cover our fixed charges and preferred stock dividends by $138.0 million for the year ended December 31, 1997, and by $108.3 million for the nine months ended September 30, 1998. Neither "total indebtedness" nor "stockholders' equity," as set forth above, includes the approximately $122.0 million in outstanding Series A Preferred Stock or a $3 million minority interest in one of our subsidiaries.

         Our substantial indebtedness could have important consequences to you. For example, it could:

         o make it more difficult for us to satisfy our obligations under these notes;

         o increase our vulnerability to general adverse economic and industry conditions;

         o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other activities;

         o limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and

         o place us at a competitive disadvantage compared to our competitors that have less debt.


         Additional Borrowings Available -- Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks described above.

         We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. Our credit facilities would permit our subsidiaries to borrow up to $175.5 million more after completion of this offering and all of those borrowings would be effectively senior to the notes. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

         Ability to Service Debt -- To service our indebtedness, we will require a significant amount of cash; our ability to generate cash depends on many factors beyond our control

         Our ability to make payments on and to refinance our indebtedness, including these notes, and to fund planned capital expenditures and other activities will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

         Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and available borrowings under our credit facilities, will be adequate to meet our future liquidity needs for at least the next few years.

         We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under our credit facilities in amounts sufficient to enable us to pay our indebtedness, including these notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including these notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our credit facilities and these notes, on commercially reasonable terms or at all.

         Our Holding Company Structure Means that these Notes are Effectively Subordinated to Debt of Our Subsidiaries

         Only Pegasus Communications Corporation owes payment of theses notes. None of our subsidiaries have guaranteed them. But we conduct all of our business operations through subsidiaries. Our subsidiaries have their own debt, including $240 million of publicly held debt securities and bank credit facilities under which they could borrow up to $175.5 million. If our business were to be liquidated, our subsidiaries would have to repay all this debt, plus their other liabilities such as trade payables, before we could get anything from them to pay these notes and our other obligations, including $115 million of senior notes that we issued in 1997.

         Therefore, while these notes are not subordinated to other debts of Pegasus Communications Corporation, they effectively rank behind our subsidiaries' debts.

         Our Holding Company Structure Restricts Our Ability to Get Cash from Our Subsidiaries to Pay These Notes

         Our only source for the cash we need to pay current interest on these notes and our other debt is the cash that our subsidiaries generate from their operations or their borrowings. The credit facility of one of our principal subsidiaries permits that subsidiary to distribute cash to us to pay interest on these notes and our other senior notes, but only so long as we are not in default under that credit facility. If we default under it, we would have no cash to pay interest on these notes.

         Financing Change of Control Offer -- We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

         Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our credit facilities will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of Notes--Repurchase at the Option of Holders."

         In addition, our other publicly held debt and preferred stock, and the publicly held debt of our subsidiaries, contain change of control provisions similar to those in these notes. A change of control would require us to offer to redeem approximately $485 million of securities and could result in early maturity of all of our bank debt if specific kinds of change of control events occur.

         Fraudulent Conveyance Matters -- Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

         None of our subsidiaries have guaranteed these notes, but they could be required to do so in certain circumstances. These are described under "Description of Notes - Subsidiary Guarantees." If our subsidiaries ever guarantee these notes, the law may limit the value of those guarantees.

         Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

         o received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; or

         o   was insolvent or rendered insolvent by reason of such incurrence;
             or

         o was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

         o intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

         The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

         o the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

         o if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

         o   it could not pay its debts as they become due.

Risks of Our DBS Business

         Satellite and DBS Technology Could Fail or Be Impaired

         DBS technology is highly complex and is still evolving. As with any "high-tech" product or system, it might not function as expected. One example of this risk occurred recently. In July 1998, the primary spacecraft control processor failed on one of the satellites that transmits DIRECTV programming from the 101(degree) west longitudinal orbital slot. As it was designed to do, the satellite automatically switched to the on-board backup processor with no interruption of service to DIRECTV subscribers. Hughes Electronics, which made the satellite and owns DIRECTV, has announced that it plans to launch a new satellite in September 1999 to expand DIRECTV channel capacity and provide additional backup. If the backup processor on the current satellite fails before the new satellite is operational, other Hughes satellites presently operating at the 101(degree) west longitudinal orbital slot would continue to transmit DIRECTV programming, but the service would experience an undetermined reduction in channel capacity. This could materially adversely affect our operations and financial performance.

         The DIRECTV satellites are supposed to last at least through the year 2007, but any of a number of things could shorten their lives, such as:

         o   technical failure,

         o   year 2000 computer problems,

         o   anti-satellite devices,

         o   electrostatic storms,

         o   collision with space debris, and

         o   acts of war.

         We Depend on DIRECTV and Third Party Programmers for Programming

         Because we are an intermediary for DIRECTV, events at DIRECTV that we do not control can adversely affect us. One of the most important of these is DIRECTV's ability to provide programming that appeals to mass audiences. DIRECTV generally does not produce its own programming; it purchases it from third parties. DIRECTV's success -- and therefore ours -- depends in large part on DIRECTV's ability to make good judgments about programming sources and obtain programming on favorable terms. We have no control or influence over this.

         The law requires programming suppliers that are affiliated with cable companies to provide programming to all multichannel distributors -- including DIRECTV -- on nondiscriminatory terms. The rules implementing this law are scheduled to expire in 2002. If they are not extended, these programmers could increase DIRECTV's rates, and therefore ours.

         Future financial reverses at DIRECTV could also affect us.

         There Is Some Uncertainty About Our DIRECTV Rights After 2007

         Our rights to provide DIRECTV programming do not come directly from DIRECTV but through an organization called the NRTC -- the National Rural Telecommunications Cooperative. The NRTC is a cooperative organization whose members are predominantly rural telephone and utility companies. We are an "associate" of the NRTC.

         The NRTC has an agreement with DIRECTV that allows it to grant exclusive DIRECTV distribution rights to NRTC members and associates in designated rural areas of the United States. The NRTC, in turn, has separate agreements with us and its other members and associates. The NRTC's agreements with DIRECTV and with us last for the life of the current DIRECTV satellites, which is expected to be at least through 2007.

         The NRTC has told us that its agreement with DIRECTV gives the NRTC a right of first refusal to get comparable rights if DIRECTV launches new satellites to replace the existing ones. The NRTC has not told us the details of this right of first refusal. We expect that its financial terms will have to be negotiated at the time any new satellites are to be launched. The cost of obtaining these rights will likely depend on DIRECTV's costs of launching replacement satellites and on other factors that are difficult to anticipate. For this reason, we are unable to predict whether, or at what cost, we will be able to continue in the DIRECTV business after the current satellites are removed from service.

         We Cannot Retransmit the Broadcast Networks' Programming to All Our Customers

         The DBS industry and the major television networks are in a serious dispute about whether DIRECTV and the other DBS services can carry network programming. If they cannot, DIRECTV could lose some of its consumer appeal; this could affect us adversely.

         The dispute arises under a federal law called the Satellite Home Viewer Act. This law allows DBS operators, for a statutory fee, to provide network programming to subscribers in "unserved areas" but not elsewhere. The concept of "unserved area" has to do with how well people in the area can receive over-the-air broadcasts of local network-affiliated stations. The problem is that there are technical issues and ambiguities in the way the law defines these areas. This is important to us because our subscribers are predominantly in rural areas where regular television reception is weak.

         In two recent lawsuits the networks have persuaded the courts to define "unserved areas" much more narrowly than has been our practice and that of others in the DBS industry. Other lawsuits have been filed but not decided. Under the court's order in one of the decided cases, DIRECTV will have to cut off CBS and Fox programming to ineligible subscribers between February 28, 1999 and April 30, 1999. We do not know how many of these subscribers will cancel their service entirely as a result. These disconnections will have an adverse effect on us.

         In addition, we are not providing programming from any of the four major networks to new customers unless they live in areas that meet the court's narrow definition of "unserved area." We do not know how many potential new customers we have lost and will lose because of this.

         More court proceedings and appeals are likely. Meanwhile, the FCC has started a proceeding to clarify the issue by regulation. The FCC may act as early as February 1, 1999. Whatever the FCC does could also be appealed to the courts.

         We cannot predict how these issues will be resolved, how long it will take to resolve them, or how seriously they will affect us.

         In addition, the Satellite Home Viewer Act is scheduled to expire on December 31, 1999. If Congress does not renew it, DIRECTV will not be able to provide network programming even to unserved areas without the consent of the owners of the programming.

         DIRECTV Has Drawbacks to Consumers

         DBS has two main drawbacks to consumers.

         o Subscribers cannot receive their local TV stations on DBS, particularly local news and sports. (This will remain true for many subscribers even if the network programming issues discussed above are resolved in the DBS industry's favor.) In areas served by cable television, this puts us at a competitive disadvantage because cable systems usually carry local stations.

         o To receive DBS the customer must buy and install reception equipment -- a dish and a receiver. Although the price of this equipment has decreased significantly since DIRECTV service began in 1994, it still costs about $149 to buy the equipment and another $129 to have it professionally installed. We reduce the front-end cost to consumers by subsidizing the equipment cost and providing free programming for a month or more, which reduces our income. Even so, cable has an advantage over DBS because cable customers do not have to buy equipment and cable companies charge lower installation fees.

         There is a Risk of Signal Theft

         Signal theft has long been a problem in the cable and DBS industries. DIRECTV uses encryption technology to prevent people from receiving programming without paying for it. The technology is not foolproof, and there have been published reports that it has been compromised. If this becomes widespread, our revenues would suffer.

         We Could Lose Revenues if We Have Out-of-Territory Subscribers

         Just as we have exclusive DIRECTV distribution rights in our territories, we are not allowed to have customers outside our territories. The problem is that customers are not always truthful about where they live. If it turns out that large numbers of our subscribers are not in our territories, we would lose substantial revenues when we disconnect them. We could also face legal consequences for having subscribers in Canada, where DIRECTV reception is illegal.

Risks of Our Broadcast Television Business

         We Depend on Our Network Affiliations For Programming

         The television stations that we now own or program are affiliated with the Fox, WB and UPN television networks. The networks provide substantial amounts of our stations' programming. Our broadcast operations could suffer materially if the network programming does not appeal to viewers, or if we lose our affiliations with these networks for any of a variety of reasons. In that connection:

         o We are in the process of negotiating renewals of the Fox affiliation agreements for four of our six television markets, which are currently scheduled to expire on January 30, 1999.

         o While WB is permitting us to air its programming on two of the stations we program, we are still negotiating affiliation agreements for those stations.

         o If Fox acquires a significant ownership interest in another station in one of our markets, it can cancel our affiliation agreement for that market without penalty. Fox has done this in the past to other broadcasters.

If we lose or do not obtain these network affiliations, we could not continue to carry the network programming. This could affect us materially and adversely.

         Also, since WB and UPN are relatively new networks, their long-term stability is uncertain. If these networks were to stop operating or cut back on their programming, we would have to acquire new programming for these stations which could be more expensive to us or less attractive to viewers.

         The FCC May Prevent Our Local Marketing Agreement Strategy

         One of our important strategies in broadcast television is to achieve economies of scale by programming two stations in each of our markets. The Federal Communications Commission is considering a measure that would prevent us from doing this.

         Because the FCC does not allow us to own more than one television station in the same market, we have implemented our strategy - as have other broadcasters - through arrangements known as local marketing agreements. We currently have local marketing agreements for second stations in four of our markets and expect to program a second station under such an agreement in one more market by 2000.

         Our typical local marketing agreement is an agreement with the owner of a station in which we get the right to sell all advertising time on the station and keep all advertising revenue in exchange for supplying all programming for the station and making agreed-upon payments to the station owner. We also have the option to purchase the station if it becomes legal under FCC rules for us to do so.

         The FCC currently has under consideration a change in its regulations that would prohibit this practice by treating local marketing agreements such as ours as if we owned the station. If the proposed change is adopted, it could prohibit us from obtaining additional in-market stations, and it could require us to terminate our existing agreements. (We might be able to keep one or more of them for a period of time or indefinitely under "grandfathering" rules, but the FCC has not made its position clear on this point.) This would affect us materially and adversely.

         Apart from the FCC, federal agencies that administer the antitrust laws have said they intend to review market concentrations in television, including through local marketing agreements that the FCC permits. We cannot predict how this will affect us.

         Even if we can keep and expand our local marketing agreements, their use carries the inherent risk that we do not control the other parties that actually own the stations and hold the stations' FCC licenses. It is conceivable that the licensee could pre-empt our programming. In an extreme case, the licensee could cease to meet FCC qualifications and put its license in jeopardy, in which case, we could lose the ability to program the station.

         The Planned Industry Conversion to Digital Television Creates a Number of Uncertainties

         All television stations in the United States must start broadcasting in digital format by May 2002 and must abandon the present analog format by 2006 (though the FCC may extend these dates).

         o It will be expensive to convert from the current analog format to digital format. We cannot now determine what that cost will be.

         o The digital technology will allow us to broadcast multiple channels, compared to only one today. While this should be positive, we cannot predict whether or at what cost we will be able to obtain programming for the additional channels. Increased revenues from the additional channels may not make up for the conversion cost and additional programming expenses. Also, multiple channels programmed by other stations could increase competition in our markets.

         o We could use the additional channel capacity for ancillary and supplemental services -- such as delivery of subscription programming, data services and paging services -- rather than our current free programming. But if we do this we would have to pay 5% of our gross revenues from these services to the federal government.

         o The FCC has generally made available much higher power allocations to digital stations that will replace existing VHF stations (channels 2 through 13) than digital stations that will replace existing UHF stations (channels 14 through 69). All of our existing stations are UHF. This power disparity could put us at a disadvantage to our VHF competitors.

         o Stations using digital television will transmit a better quality signal compared to conventional stations. In some cases, however, when we convert a station to digital television, the signal may not be received in as large a coverage area, or it may suffer from additional interference. Also, the technical standards adopted by the FCC limit the power that stations may use to send the signal. As a result, viewers using antennas located inside their television sets may not receive a reliable signal. If viewers do not receive a high-quality, reliable signal from our stations, they may be encouraged to seek service from our competitors.

         o The FCC is considering whether to require cable companies to carry both the analog and the digital signals of their local broadcasters when television stations will be broadcasting both, during the transition period between 2002 (at the latest) and 2006. If the FCC does not require this, cable customers in our broadcast markets may not receive our digital signal, and this could affect us unfavorably.

         o A digital television set will cost the consumer several thousand dollars, at least initially. We have no way of knowing when these prices will decrease significantly or when consumers will buy the new sets. As a result, we do not know when there will be a significant audience for digital broadcasters.

         Television is a Heavily Regulated Business

         Our television business is regulated by the FCC. We need the FCC's approval to obtain, transfer and renew our broadcast television licenses. We need these licenses in order to operate our stations. For violations of the FCC's rules, a station can be fined and, in the case of severe or repeated violations, a station's license could be taken away by the FCC. These rules also restrict the ability to sell stock in our company or to sell our television stations, by limiting the purchase by those who are not U.S. citizens or who have had certain types of legal problems in the past.

         The FCC rules and federal legislation dealing with television broadcasting are continually under review and change often, as new rules are adopted, or as existing rules are modified. Some rules, including rules requiring the broadcast of certain amounts of educational programming directed to children, can impose costs on our operation of television stations. The FCC is considering other rules and rule changes which could impose other costs on the operation of our television stations, including limits on advertising time and requiring the broadcast of a certain amount of public interest programming. We cannot be certain of how the FCC will act on any of these matters. Further changes in the FCC's rules could have an adverse effect on our operation.

Risks of Our Cable Business

         We Are Concentrated in Puerto Rico

         All of our cable operations are in Puerto Rico, and the cable system we have agreed to purchase is also in Puerto Rico. We decided to sell our New England cable systems and expand in Puerto Rico because we believe this strategy has better opportunity for growth. But this geographical concentration also carries risks:

         o Puerto Rico gets more hurricanes and other severe weather than many other places. Because of Hurricane Georges, which struck Puerto Rico in September 1998, we lost $1.4 million of revenue in the fourth quarter of 1998 alone, and we spent about $300,000 to repair the damage. Future hurricanes can be expected and could be even worse for us.

         o We could be more seriously affected by economic, regulatory and political events specific to Puerto Rico than if we were more geographically diversified.

         Digital Television

         We mentioned above that the FCC is considering whether to require cable companies to carry both the analog and digital signals of local television stations during the transition to digital broadcasting. (See "Risks of Our Broadcast Television Business -- The Planned Industry Conversion to Digital Television Creates a Number of Uncertainties.") Because we have only so much channel capacity in our cable system, this requirement could hurt our ability to expand our programming offerings.

         We Could Become Subject to Rate Regulation

         The government can regulate the rates cable companies charge for the lowest level of their service. The government does not now regulate our rates or those of the cable system we have agreed to purchase because the FCC has found that both systems are subject to "effective competition." This means that less than 30% of the people that could subscribe to the systems do subscribe. But if we are successful in significantly increasing the percentage of people that subscribe to our service, the lowest level of cable service we offer could become subject to rate regulation.

         Cable Is a Heavily Regulated Business

         The cable television industry and the provision of local telephone exchange services are subject to extensive regulation, and the cable and telecommunications industries are heavily regulated at the federal, state and local levels. Many aspects of this regulation are currently the subject of judicial proceedings and administrative or legislative proposals.

Other Risks of Our Business

         We Have a History of Substantial Losses; We Expect Them to Continue

         We have never made a profit (except in 1995, when we had a $10.2 million extraordinary gain). Because of interest expense on our substantial debt and because of high expense in amortizing goodwill from our acquisitions, we do not expect to have net income for the foreseeable future.

         We Face Significant Competition; the Competitive Landscape Changes Constantly

         Each of the markets in which we operate is highly competitive. Many of our competitors have substantially greater resources than we do and may be able to compete more effectively than we can in our markets. In addition, the markets in which we operate are in a constant state of change due to technological, economic and regulatory developments. We are unable to predict what forms of competition will develop in the future, the extent of such competition or its possible effects on our businesses.

         The Company's DBS business faces competition from other current or potential multichannel programming distributors, including other DBS operators, direct to home providers, cable operators, wireless cable operators, internet and local exchange and long-distance companies, which may be able to offer more competitive packages or pricing than we or DIRECTV can provide. In addition, the DBS industry is still evolving and recent or future competitive developments could adversely affect us. For example, on November 30, 1998, EchoStar Communications Corporation, a competitor of the Company in the sale of DBS programming, announced that it had entered into an agreement with The News Corporation Limited and MCI Telecommunications Corporation/WorldCom providing for the transfer to EchoStar of the license to operate a high-powered DBS business at the 110(degree) west longitude orbital location consisting of 28 frequencies and the sale of two satellites that are currently under construction. This could adversely affect us in several ways. First, EchoStar could develop greater channel capacity than DIRECTV and offer more and a wider selection of programming than offered by DIRECTV. Second, DBS is limited by the copyright laws from retransmitting television signals to local markets, and EchoStar has been at the forefront of a legislative effort to change the laws in order to permit EchoStar and other DBS providers to deliver local network signals. The additional frequencies being acquired by EchoStar could provide it with enough capacity to retransmit local signals in larger television markets if the law is changed.

         The Company's TV stations compete for audience share, programming and advertising revenue with other television stations in their respective markets and with direct to home providers, including DBS operators, cable operators and wireless cable operators. They also compete for advertising revenue with other advertising media, such as newspapers, radio, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail, internet and local cable systems.

         The Company's cable systems face competition from television stations, satellite master antennae television systems, wireless cable systems, direct-to-home providers, DBS systems and open video systems.

Our Acquisition Strategy Creates a Variety of Risks

         We have grown primarily through acquisitions. We plan to continue with our acquisition program, particularly in the DBS business. Some of the risks in this strategy are:

         o We may not be able to keep making acquisitions on attractive terms. We compete with others for acquisitions. This has driven acquisition prices higher, and we expect it will continue to do so, particularly for the most attractive DBS territories.

         o Our acquisitions normally require third party consents that we do not control. These include the consents of DIRECTV and the NRTC for DBS acquisitions, the FCC and the television networks for broadcast TV acquisitions, and cable franchising authorities and programmers for cable acquisitions. Some acquisitions also require the consent of our lenders. We have been able to get these consents in the past, but this could change, or become more difficult, or require us to incur additional costs, for reasons we cannot predict.

         o We could encounter difficulties integrating any given acquired business into our operations. These difficulties can cost money and divert management's attention from other important matters.

         o If we pay for an acquisition with our stock, the acquisition could dilute existing stockholders, depending on its terms.

         o If we finance an acquisition by borrowing, this would increase our already high leverage and interest expense.

We May Be Adversely Affected By the Year 2000 Problem

         An issue exists for all companies that rely on computers as the year 2000 approaches. This issue involves computer programs and applications that were written using two digits rather than four to identify the applicable year, and could result in system failures or miscalculations. We have undertaken an assessment to determine the extent of any necessary remediation, and the anticipated costs thereof, to make our material equipment, systems and applications year 2000 compliant. Costs in connection with any modifications to make our systems compliant are not expected to be material. However, if such modifications are not completed successfully or are not completed in a timely manner, the year 2000 issue may have a material adverse impact on our operations. Exposure could arise also from the impact of non-compliance by certain software and/or equipment vendors and others with whom we conduct business. We cannot estimate the potential adverse impact that may result from non-compliance with the year 2000 issue by the software and/or equipment vendors and others with whom we conduct business.

                       RATIO OF EARNINGS TO FIXED CHARGES

         Earnings were inadequate to cover combined fixed charges and preferred stock dividends by approximately $4.8 million, $4.9 million, $8.1 million, $9.8 million, $29.6 million, $15.9 million and $49.3 million for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 and for the nine months ended September 30, 1997 and 1998, respectively. Assuming the pending and completed acquisitions described in "Prospectus Summary -- Recent Developments" and the 1998 offering of old notes had occurred on January 1, 1998, our earnings would have been inadequate to cover our fixed charges and preferred stock dividends by $138.0 million for the year ended December 31, 1997, and by $108.3 million for the nine months ended September 30, 1998. For the purposes of the calculation of the ratio of earnings to fixed charges, fixed charges consist of interest expense, amortization of deferred financing costs and the component of operating lease expense which management believes represents an appropriate interest factor.

                                 USE OF PROCEEDS

         We will not receive any cash proceeds from the exchange offer. We will retire and cannot reissue the old notes that holders surrender in exchange for new notes.

         Proceeds from the sale of the old notes amounted to approximately $96.6 million, after deducting the initial purchaser's discount and estimated fees and expenses. We used or intend to use the proceeds to:

         o repay the indebtedness of our subsidiary Pegasus Media & Communications, Inc. of approximately $64.7 under its credit facility; and

         o   fund a portion of our pending acquisitions.

         On November 30, 1998, when we repaid the above amount of credit facility debt, the interest rate on the debt was approximately 7 3/4 % per year. Our subsidiary entered into the credit facility on December 10, 1997, and used the borrowings primarily to acquire DIRECTV territories. We can reborrow the amount we repaid on November 30, 1998, if we meet certain conditions.

         If we do not consummate any of our pending acquisitions, we intend to use the proceeds for working capital, general corporate purposes or future acquisitions.

                               THE EXCHANGE OFFER

Terms of the Exchange Offer

          We will accept any and all old notes validly tendered and not withdrawn before the offer expires. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes. We will exchange notes only in integral multiples of $1,000.

         The form and terms of the new notes are the same as the form and terms of the old notes except that:

         o the new notes will be registered under the Securities Act and so will not bear restrictive legends; and

         o holders of the new notes will not be entitled to the rights of holders of old notes under a registration rights agreement described below; those rights will end upon the consummation of the exchange offer.

         The new notes will evidence the same debt as the old notes. The new notes also will be issued under the same indenture. The indenture treats both series as a single class of debt securities.

         As of ________, 1999, all $100 million aggregate principal amount of the old notes were outstanding and registered in the name of Cede & Co., as nominee for the Depository Trust Company. Only a registered holder of the old notes or such holder's legal representative or attorney-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. There will be no fixed record date for determining which registered holders of the old notes may participate in the exchange offer.

         We will accept validly tendered old notes by giving the exchange agent oral or written notice. The exchange agent also will be the agent for the tendering holders of old notes for receiving the new notes from us.

Resale of New Notes

         We believe that holders of the new notes will be able to transfer the new notes without complying with the registration and prospectus delivery requirements of the Securities Act, provided that the holder is acquiring the new notes in the ordinary course of business and is not participating or had an arrangement to participate in the notes' distribution. The preceding sentence does not apply to broker-dealers who have purchased new notes directly from us for resale under Rule 144A of the SEC, or to any person that is our affiliate. Broker-dealers who acquire new notes as the result of trading activities must acknowledge that they will deliver a prospectus in connection with any resale of the new notes. These statements are based on interpretations of the SEC's staff that are subject to change.

Expiration; Extensions; Amendments

         The exchange offer will expire at 5:00 p.m., New York City time on ___________, 1999 unless we extend it in our sole discretion.

         To extend the exchange offer, we must notify the exchange agent and the registered holders of the old notes by mail or other means we select before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

         We may also delay or end the exchange offer by notifying the exchange agent if the conditions to the offer described below are not satisfied. We will notify the holders by mail or other means we select of any such delay extension or ending as promptly as practicable.

         We may amend the exchange offer in our discretion. If the amendment is material, we will promptly disclose the amendment in a prospectus supplement that we will distribute to registered holders. We also will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment.

         We will have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

 Procedures for Tendering

         Only a registered holder of old notes may tender old notes in the exchange offer. To tender, a holder must complete, sign and date the letter of transmittal. If required by the letter of transmittal, the holder must have the signatures on the letter of transmittal guaranteed by one of the eligible institutions we describe below. The holder must then deliver the letter of transmittal to the exchange agent at the address given below. In addition, either:

         o the exchange agent must receive certificates for such old notes along with the letter of transmittal, or

         o the exchange agent must receive a timely confirmation of a book-entry transfer of such old notes into the exchange agent's account at DTC, before the end of the exchange offer, or

         o the holder must comply with the guaranteed delivery procedures described below.

         Holders who do not withdraw their tenders before the exchange offer ends will have agreed with the terms and conditions discussed in this prospectus and in the letter of transmittal.

         Holders select the method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent at their own risk. We recommend that holders use a properly insured overnight or hand delivery service, instead of the mails. Holders should allow sufficient time to assure delivery to the exchange agent before the end of the offer. Holders must not send a letter of transmittal or old notes to Pegasus. Holders may ask their respective brokers, dealers, commercial banks, trust companies or nominees to complete the transaction for them.

         Any beneficial owner(s) whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on their behalf. If the beneficial owner wishes to tender on such owner's own behalf, the owner must, before completing and executing the letter of transmittal and delivering the owner's old notes, either register ownership of the old notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

         An eligible institution must guarantee signatures on a letter of transmittal or a notice of withdrawal described below unless the old notes are tendered:

         o by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the letter of transmittal; or

         o   for the account of an eligible institution.

         The following are "eligible institutions":

         o a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or

         o an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

         If a person other than the registered holder of any old notes signs the letter of transmittal, such old notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on the notes.

         If a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other acting in a fiduciary or representative capacity is signing the letter of transmittal or any old notes or bond powers, such person should so indicate when signing. Unless we waive this requirement, such persons should submit evidence of their authority with the letter of transmittal.

         The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may tender old notes through DTC's Automated Tender Offer Program.

         We will determine all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes. Our determination will be final and binding. We may reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes.

         Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding. A holder must cure any defects or irregularities in connection with tenders of old notes within such time as we shall determine. Although we intend to notify holders of such defects or irregularities, no one will incur any liability for failure to notify. A tender will not be effective until the holder has cured or we have waived any defects or irregularities.

         While we have no present plan to acquire or file a registration statement for any old notes which holders do not tender in this exchange offer, we reserve the right to purchase or make offers for any old notes that remain outstanding after the offer expires or after we terminate it. We may do this in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of this exchange offer.

         By tendering, each holder will represent to us, among other things, that the holder:

         o   is acquiring the new notes in the ordinary course of business;

         o has no arrangement or understanding with any person to participate in the distribution of new notes;

         o acknowledges and agrees that any broker-dealer registered under the Exchange Act or participating in the exchange offer for the purposes of distributing the new notes must comply with the registration and prospectus delivery requirements of the Securities Act in a secondary resale transaction of the new notes acquired by such person and cannot rely on the position of the staff of the SEC set forth in certain no-action letters;

         o understands that a secondary resale transaction described above and any resales of new notes it obtains in exchange for old notes it acquires directly from us should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC; and

         o   is not our "affiliate," as defined in Rule 405 of the SEC.

         If the holder is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, the holder is required to acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such new notes. However, by so acknowledging and by delivering a prospectus, the holder will not admit that it is an "underwriter" within the meaning of the Securities Act.

Return of Old Notes

         If we reject any tendered old notes or if holders withdraw old notes or submit them for a greater principal amount than the holders desire to exchange, we will return old notes without expense to the tendering holder as promptly as practicable. If the holder tenders by book-entry transfer into the exchange agent's account at DTC, such old notes will be credited to an account maintained with DTC.

Book-Entry Transfer

         The exchange agent will request to establish an account for the old notes at DTC. Any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing the depositary to transfer such old notes into the exchange agent's account at DTC. Although holders may deliver old notes through book-entry transfer, holders must transmit, and the exchange agent must receive, the letter of transmittal, with any required signature guarantees and any other required documents at the address given below on or before the end of this offer or under the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

         Holders who wish to tender their old notes and whose old notes are not immediately available or who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent before the end of the exchange offer, may effect a tender if:

         o   the holder tenders through an eligible institution.

         o before the end of the exchange offer, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us. This form must set forth the name and address of the holder, the certificate number(s) of such old notes and the principal amount of old notes tendered. This form must further state that a tender is being made and guaranteeing that, within five business days after the expiration of this offer, an eligible institution will deposit the letter of transmittal together with the certificate(s) representing the old notes in proper form for transfer or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal with the exchange agent.

         o the exchange agent receives within five business days of the end of the offer such properly executed letter of transmittal or facsimile thereof, and as the certificate(s) representing all tendered old notes in proper form for transfer and all other documents required by the letter of transmittal.

         Upon request, the exchange agent will send a notice of guaranteed delivery to holders who wish to tender their old notes according to the guaranteed delivery procedures.

Withdrawal of Tenders

         Except as this prospectus otherwise provides, holders may withdraw tenders of old notes at any time before the exchange offer ends.

         For the withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below before the ending of the offer. The notice of withdrawal must:

         o specify the name of the person who deposited the old notes to be withdrawn;

         o identify the old notes to be withdrawn including the certificate number or numbers and principal amount of such old notes; and

         o be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered including any required signature guarantees.

         We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices. We will deem notes withdrawn not to have been validly tendered for purposes of the exchange offer. No new notes will be issued with respect to withdrawn tenders unless the old notes so withdrawn are validly retendered. Properly withdrawn old notes may be retendered by following one of the procedures described above at any time before the offer ends.

Conditions

         If the exchange offers violates applicable law, rule or regulation or an applicable interpretation of the staff of the SEC, we will not accept for exchange any old notes and may end the exchange offer before we accept any old notes. If we determine any of these things may be there, we can extend or amend the exchange offer and attempt to cure the problem. See "Expiration; Extensions; Amendments" above for a discussion of the relevant procedures.

Registration Rights Agreement

         Exchange Offer

         When we issued the old notes on November 30, 1998, we entered into a registration rights agreement with the initial purchasers of the old notes. The main purpose of the agreement is to require us to make and complete this exchange offer. If we have not completed this exchange offer and issued new notes for all tendered old notes by __________, 1999, we will have to pay liquidated damages as described below until we have done so.

         Shelf Registration

         We are making this exchange offer according to procedures that the SEC has approved in various "no action" letters. Those procedures have some exceptions, and it is possible that the SEC may change them. Accordingly, if we cannot consummate this exchange offer because it is or becomes illegal or against public policy or if any holder of "transfer restricted securities" notifies us within the specified time period that:

         o SEC policy or law prevents the holder from participating in the exchange offer; or

         o that it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not legally available for such resales; or

         o that it is a broker-dealer and owns notes acquired directly from us or our affiliate;

we are obligated to file with the SEC a shelf registration statement to cover resales of the old notes by the holders thereof who satisfy certain conditions. We are also obligated to use our best efforts to cause the SEC to declare the shelf registration effective as promptly as possible. For this purpose, "transfer restricted securities" means each old note until the earliest to occur of:

         o the date on which such note has been exchanged by a person other than a broker-dealer for a new note in the exchange offer;

         o following the exchange by a broker-dealer in the exchange offer of an old note for a new note, the date on which such new note is sold to a purchaser who receives from such broker-dealer on or before the date of such sale a copy of this prospectus, as it may be amended or supplemented;

         o the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

         o the date on which such note is distributed to the public under Rule 144 under the Act.

         If we must file the shelf registration statement, we will use our best efforts to file it on or before 60 days after the filing obligation arises and in any event by April 29, 1999, and to cause the SEC to declare the shelf registration effective within 60 days after we are required to file it.

         Liquidated Damages

         The registration rights requires us to pay liquidated damages to the holders of transfer restricted securities if any of the following happen:

         o We do not complete this exchange offer by __________, 1999 (unless we are prohibited by law or SEC policy).

         o If we do not file the shelf registration statement described in the preceding section by the time required, or if it does not become effective by the time required.

         o If this prospectus (or the prospectus contained in the shelf registration statement, if we are required to file it) ceases to be usable to sell notes during the periods specified in the registration rights agreement.

         During the first 90-day period immediately following the occurrence of one of these events, the liquidated damages will be $.05 per week per $1,000 aggregate principal amount of transfer restricted notes. The amount of the liquidated damages will increase by an additional $.05 per week per $1,000 aggregate principal amount of transfer restricted notes with respect to each subsequent 90-day period until we have cured all of the events described above. There is a maximum amount of liquidated damages of $.30 per week per $1,000 aggregate principal amount of notes.

         We will require holders of notes to make certain representations to participate in the exchange offer. We will also require the holders to deliver information for the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement to have their old notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages.

         Termination of Registration Rights

         All rights under the registration rights agreement including registration rights of holders of the old notes eligible to participate in the exchange offer will end upon consummation of the exchange offer except with respect to our continuing obligations:

         o to indemnify the holders, including any broker-dealers, and certain parties related to the holders against certain liabilities (including liabilities under the Securities Act);

         o to provide, upon the request of any holder of a transfer-restricted old note, the information required by Rule 144A(d)(4) under the Securities Act to permit resales of such old notes under Rule 144A;

         o to use our best efforts to keep this registration statement effective to the extent necessary to ensure that it is available for resales of transfer-restricted old notes by broker-dealers for a period of one year from the date on the cover of this prospectus; and

         o to provide copies of the latest version of the prospectus to broker-dealers upon their request for a period of one year from the date on the cover of this prospectus.

Exchange Agent

         We have appointed First Union National Bank as exchange agent. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notice of guaranteed delivery should be directed to First Union as follows:


By Mail:                                    By Hand/Overnight Express:              By Facsimile:

First Union National Bank                   First Union National Bank               (704) 590-7628
1525 West W.T. Harris Blvd., 3C3            1525 West W.T. Harris Blvd., 3C3        To confirm receipt:
Charlotte, NC  28288                        Charlotte, NC  28288                    (704) 590-7408
Attention:  Michael Klotz                   Attention:  Michael Klotz


Fees and Expenses/ Accounting Treatment

         We will bear the expenses of soliciting tenders. We are making the principal solicitation by mail; however, we may make additional solicitation by telegraph, telephone or in person by officers and our regular employees and our affiliates.

         We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

         We will pay the cash expenses we incur from the exchange offer. The expenses are estimated in the aggregate to be approximately $100,000. Such expenses include registration fees, fees and expenses of the exchange agent and the indenture trustee, accounting and legal fees and printing costs, among others. We will amortize the expenses over the term of the new notes.

         We will pay all transfer taxes, if any, applicable to the exchange of old notes. If, however, a transfer tax is imposed for any reason other than the exchange of the old note, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If the tendering holder does not submit satisfactory evidence of payment of such taxes or exemption therefrom with the letter of transmittal, we will bill the taxes directly to such tendering holder.

                    MATERIAL UNITED STATES FEDERAL INCOME TAX
                       CONSEQUENCES OF THE EXCHANGE OFFER

         It is the opinion of Drinker Biddle & Reath LLP, counsel to Pegasus, that the material federal income tax consequences to holders whose old notes are exchanged for new notes in the exchange offer are as follows, subject to the limitations and qualifications set forth below.

         The new notes should not be considered to differ materially either in kind or in extent from the old notes. Therefore, the exchange of the new notes for the old notes should not be treated as an "exchange" for federal income tax purposes under Section 1001 of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.1001-3. As a result, no material federal income tax consequences should result to holders exchanging old notes for new notes

         If, however, the exchange of old notes for new notes were treated as a taxable event, that transaction should constitute a recapitalization for federal income tax purposes and holders would not recognize any gain or loss upon such exchange.

         The foregoing opinion is based upon the current provisions of the Internal Revenue Code, applicable existing and proposed Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice. There can be no assurance that the final Treasury Regulations will not differ materially from those which are presently proposed nor that the Internal Revenue Service will not take a contrary view. Pegasus has not sought and will not seek a ruling from the IRS. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify these statements or conclusions. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and individuals who are not citizens or residents of the United States, may be subject to special rules we have not discussed in this prospectus. As a result, each holder of old notes should consult his or her own tax advisor with respect to the particular tax consequences of exchanging his or her old notes for new notes, including the applicability and effect of any federal, state, local and foreign tax laws.

                              DESCRIPTION OF NOTES

         You can find the definition of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Company" refers only to Pegasus Communications Corporation and not to any of its Subsidiaries.

         The Company issued the old notes and will issue the new notes under an Indenture (the "Indenture") between itself and First Union National Bank, as trustee (the "Trustee"). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

         The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, define your rights as Holders of these notes. To get a copy of the Indenture, refer above to the caption "Where You Can Find More Information."

Brief Description of the Notes and Possible Guarantees

         The notes will rank senior in right of payment to all subordinated Indebtedness of the Company and will rank equally in right of payment with all senior Indebtedness of the Company.

         Substantially all operations of the Company are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the notes. On the date of issuance of the new notes, none of the Company's Subsidiaries will guarantee the notes. However, the Company's subsidiaries may be required to unconditionally guarantee the notes on a senior unsecured basis in the cases described below under the sub-heading "Subsidiary Guarantees." If this happens, any right of the Company to receive assets of any of its Subsidiaries that do not guarantee the notes will be effectively subordinated to the claims of that Subsidiary's creditors, including trade creditors.

Principal, Maturity and Interest

         The total principal amount of the notes will be a maximum of $100 million. The Company will issue the notes in denominations and integral multiples of $1,000. The notes will mature on December 1, 2006.

         Interest on these notes will accrue at the rate of 9 3/4% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on June 1, 1999, to Holders of record on the immediately preceding May 15 and November 15.

         Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

         If a Holder gives wire instructions to the Company, the Company will wire all principal, premium, interest and Liquidated Damages, if any, in accordance with the Holder's instructions. All other payments of principal, premium, interest and Liquidated Damages, if any, on the notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York. At the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose.

Optional Redemption

         Until November 30, 2001, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the notes at a redemption price of 109.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, to the redemption date, with the net proceeds of one or more public equity offerings; provided that

         o at least $65 million in aggregate principal amount of notes remains outstanding immediately after the occurrence of such redemption, excluding notes held by the Company and its Subsidiaries; and

         o each redemption must occur within 90 days of the date of closing of the related equity offering.

         Except pursuant to the preceding paragraph, the notes will not be redeemable at the Company's option before December 1, 2002. After December 1, 2002, the Company may redeem all of as a part of these notes upon not less than 30 nor more than 60 days' notice at the redemption prices specified below (expressed as percentages of the principal amount), plus accrued and unpaid interest and any Liquidated Damages, to the date of redemption, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

                 Year                            Redemption Price
                 ----                            ----------------
                 2002                            104.875%
                 2003                            103.250%
                 2004                            101.625%
                 2005 and thereafter             100.000%


Mandatory Redemption

         The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

         Change of Control

         If a Change of Control occurs, each Holder of notes will have the right to require the Company to repurchase all or any part equal to $1,000 or an integral multiple thereof of such Holder's notes pursuant to the "Change of Control Offer." In a Change of Control Offer the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes purchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase. Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes under the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control.

         On the Change of Control Payment Date, the Company will, to the extent lawful:

         (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

         (2) deposit with the Paying Agent (as defined in the Indenture) an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

         (3) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions being purchased by the Company.

         The Paying Agent will promptly mail to each Holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail or cause to be transferred by book entry to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

         The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

         The publicly held debt securities and bank credit facilities of the Company's Subsidiaries restrict the Company's Subsidiaries from paying dividends or making other distributions to the Company. Thus, in the event a Change of Control occurs, the Company could seek the consent of its Subsidiaries' lenders to provide funds to the Company for the purchase of the notes or could attempt to refinance the borrowings that contain such restrictions. If the Company does not obtain such a consent or repay such borrowings, the Company will likely not have the financial resources to purchase the notes and such Subsidiaries will be restricted in paying dividends to the Company for the purpose of such purchase. In any event, there can be no assurance that the Company's Subsidiaries will have the resources available to make any such dividend or distribution. In addition, any future credit agreements or other agreements relating to Indebtedness to which the Company becomes a party may prohibit the Company from purchasing any notes before their maturity, and may also provide that certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing notes. In such case, the Company's failure to purchase tendered notes would constitute an Event of Default under the Indenture.

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

Asset Sales

         The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

         (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

         (2) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution set forth in an officers certificate; and

         (3) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash. For purpose of this provision, each of the following shall be deemed to be cash:

              (a) any liabilities (as shown on the Company's or such Restricted
                  Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes or any guarantee thereof) that are assumed by the transferee of any such assets; and

              (b) any securities, notes or other obligations received by the
                  Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received).

         Notwithstanding the above, the Company and its Restricted Subsidiaries may engage in Asset Swaps which shall not constitute Asset Sales for purposes of this covenant; provided that, immediately after giving effect to such Asset Swap, the Company would be permitted to incur at least $1 of additional Indebtedness pursuant to the Indebtedness to Adjusted Operating Cash Flow Ratio set forth in the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

         Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary may apply such Net
Proceeds:

         (1) to permanently reduce Indebtedness outstanding pursuant to any Bank Facility (and to permanently reduce the commitments thereunder by a corresponding amount);

         (2) to permanently reduce Indebtedness of any of the Company's Restricted Subsidiaries; or

         (3) to the acquisition by the Company or any of its Restricted Subsidiaries of another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Permitted Business; provided, however, that if the Company or any Restricted Subsidiary enters into a legally binding agreement with an entity that is not an Affiliate of the Company to reinvest such Net Proceeds in accordance with this clause (3) within 180 days after the receipt thereof, the provisions of this covenant will be satisfied so long as such binding agreement is consummated within one year after the receipt of such Net Proceeds.

         If any such legally binding agreement to reinvest such Net Proceeds is ended, then the Company may, within 360 days of such Asset Sale, apply such Net Proceeds as provided in clauses (1), (2) or (3) above (without regard to the proviso contained in clause (3) above).

         Pending the final application of any such Net Proceeds, the Company or the applicable Restricted Subsidiary may temporarily reduce Indebtedness pursuant to any Bank Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. A reduction of Indebtedness pursuant to any Bank Facility is not "permanent" for purposes of clause (1) above if an amount equal to the amount of such reduction is reborrowed and used to make an acquisition described in clause (3) within the time period specified in this covenant.

         Any Net Proceeds from Asset Sales that are not applied or invested as provided above will be deemed to constitute "Excess Proceeds." Within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10 million, the Company will be required to make an offer to all Holders of notes and the Holders of Pari Passu Debt, to the extent required by the terms thereof to purchase the maximum principal amount of notes and Pari Passu Debt that may be purchased out of the excess proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus, in each case, accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing Pari Passu Debt, as applicable; provided, however, that the Company may only purchase Pari Passu Debt in an Asset Sale Offer that was issued pursuant to an indenture having a provision substantially similar to the Asset Sale Offer provision contained in the Indenture.

         To the extent that the aggregate amount of notes and Pari Passu Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining excess proceeds for general corporate purposes. If the aggregate principal amount of notes and Pari Passu Debt surrendered exceeds the amount of Excess Proceeds, the Trustee shall select the notes and Pari Passu Debt to be purchased on a pro rata basis, based upon the principal amount thereof surrendered in such Asset Sale Offer. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

Selection and Notice

         If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

         (1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

         (2) if the notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

         No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

         If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount that is to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

         Restricted Payments

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly,

         (A) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or on account of any Qualified Subsidiary Stock or make any payment or distribution (other than compensation paid to, or reimbursement of expenses of, employees in the ordinary course of business) to or for the benefit of the direct or indirect holders of the Company's Equity Interests or the direct or indirect holders of any Qualified Subsidiary Stock in their capacities as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or additional shares of such Qualified Subsidiary Stock);

         (B) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any of its Restricted Subsidiaries);

         (C) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes, except a payment of interest or principal at Stated Maturity;

         (D) forgive any loan or advance to or other obligation of any Affiliate of the Company (other than a loan or advance to or other obligations of a Wholly Owned Restricted Subsidiary of the Company) which at the time it was made was not a Restricted Payment; or

         (E)  make any Restricted Investment

(all such payments and other actions set forth in clauses (A) through (E) above being collectively referred to as "Restricted Payments"), unless, at the time of and immediately after giving effect to such Restricted Payment:

         (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

         (2) the Company would be permitted to incur $1 of additional Indebtedness pursuant to the Indebtedness to Adjusted Operating Cash Flow Ratio described in the first paragraph of the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

         (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Closing Date (excluding Restricted Payments permitted by clauses (2) and (3) of the next succeeding paragraph), is less than the sum of, without duplication:

              (a) an amount equal to the Cumulative Operating Cash Flow for the period (taken as one accounting period) from the beginning of the first full month commencing after the Closing Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (the "Basket Period") less 1.4 times the Company's Cumulative Total Interest Expense for the Basket Period, plus

              (b) 100% of the aggregate net cash proceeds and, in the case of proceeds consisting of assets constituting or used in a Permitted Business, 100% of the fair market value of the aggregate net proceeds other than cash, received since the Closing Date (1) by the Company as capital contributions to the Company (other than from a Subsidiary) or (2) from the sale by the Company (other than to a Subsidiary) of its Equity Interests (other than Disqualified Stock), plus

              (c) to the extent that any Restricted Investment that was made after the Closing Date is sold for cash or otherwise liquidated or repaid for cash, the Net Proceeds received by the Company or a Wholly Owned Restricted Subsidiary of the Company upon the sale, liquidation or repayment of such Restricted Investment, plus

              (d) to the extent that any Unrestricted Subsidiary is designated by the Company as a Restricted Subsidiary, an amount equal to the fair market value of such Investment at the time of such designation, plus

              (e) 100% of any cash dividends and other cash distributions received by the Company from an Unrestricted Subsidiary, plus

              (f) $2.5 million.

         The preceding provisions will not prohibit:

         (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

         (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests or subordinated Indebtedness of the Company in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net proceeds that are used for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

         (3) the defeasance, redemption or repurchase of Indebtedness with the proceeds of a substantially concurrent issuance of Permitted Refinancing Debt in accordance with the provisions of the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock;"

         (4) the payment by the Company of advances under the Split Dollar Agreement in an amount not to exceed $250,000 in any four-quarter period;

         (5) the repurchase or redemption from employees of the Company and its Subsidiaries (other than the Principal) of Capital Stock of the Company in an amount not to exceed an aggregate of $5.0 million since the date of the Indenture;

         (6) the payment of dividends on the Series A Preferred Stock in accordance with the terms thereof as in effect on the Closing Date; provided, however, that cash dividends may not be paid on the Series A Preferred Stock pursuant to this clause before July 1, 2002;

         (7) the issuance of Subordinated Exchange Notes in exchange for shares of the Series A Preferred Stock; provided that such issuance is permitted by the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";

         (8) If the Company elects to issue Subordinated Exchange Notes in exchange for Series A Preferred Stock, cash payments made in lieu of the issuance of Subordinated Exchange Notes having a face amount less than $1,000 and any cash payments representing accrued and unpaid dividends in respect thereof, not to exceed $100,000 in the aggregate in any fiscal year; and

         (9) cash payments made in lieu of the issuance of additional Subordinated Exchange Notes having a face amount less than $1,000 and any cash payments representing accrued and unpaid interest in respect thereof, not to exceed $100,000 in the aggregate in any fiscal year.

         The amount of all Restricted Payments other than cash shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or the applicable Restricted Subsidiary, net of any liabilities proposed to be assumed by the transferee and novated pursuant to a written agreement releasing the Company and its Subsidiaries. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.

         The Board of Directors may designate any Restricted Subsidiary an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation valued as set forth below and shall reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary would otherwise meet the definition of an Unrestricted Subsidiary.

         Incurrence of Indebtedness and Issuance of Preferred Stock

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and shall not, and shall not permit any Subsidiary Guarantor to, issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries that are not Subsidiary Guarantors to issue any shares of preferred stock (other than Qualified Subsidiary Stock); provided, however, that the Company or any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue shares of preferred stock (including Disqualified Stock) if, in each case, (a) the Company's Indebtedness to Adjusted Operating Cash Flow Ratio as of the date on which such Indebtedness is incurred or such preferred stock or Disqualified Stock is issued would have been 7.0 to 1 or less, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, as of the date of such calculation and (b) no Default or Event of Default would occur as a consequence thereof.

         The Company will not, and will not permit any Subsidiary Guarantor to, incur any Indebtedness that is contractually subordinated to any other Indebtedness of the Company or of such Subsidiary Guarantor, unless such Indebtedness is also contractually subordinated to the notes or the Subsidiary Guarantee of such Subsidiary Guarantor, on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated to any other Indebtedness solely by virtue of being unsecured.

         The foregoing provisions shall not apply to (collectively, "Permitted Debt"):

         (1) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt or the issuance by such Unrestricted Subsidiaries of preferred stock; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary or any such preferred stock becomes preferred stock (other than Qualified Subsidiary Stock) of a Restricted Subsidiary, as the case may be, such event shall be deemed to constitute an incurrence of Indebtedness by, or an issuance of preferred stock (other than Qualified Subsidiary Stock) of, a Restricted Subsidiary of the Company;

         (2) the Company's or any of its Restricted Subsidiaries' incurring Indebtedness under one or more Bank Facilities if the aggregate principal amount at any time outstanding incurred pursuant to this clause does not exceed $50 million;

         (3) the Company's and its Restricted Subsidiaries' incurrence of the Existing Indebtedness;

         (4) the Company's incurrence of Indebtedness under the Subordinated Exchange notes to pay interest on outstanding Subordinated Exchange Notes;

         (5)  Indebtedness under the notes and the Subsidiary Guarantees;

         (6) the Company or any of its Restricted Subsidiaries incurring intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that:

              (a) if the Company or a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes or the Subsidiary Guarantee of such Subsidiary Guarantor; and

              (b) any subsequent issuance or transfer of Equity Interests that result in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company shall be deemed, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary; and

              (c) any sale or other transfer of such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary of the Company shall be deemed, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary;

         (7) the Company or any of its Restricted Subsidiaries incurring Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $7.5 million at any time outstanding, including all Permitted Refinancing Debt incurred pursuant to clause (8) below to refund, replace or refinance any Indebtedness incurred pursuant to this clause (7);

         (8) the Company or any of its Restricted Subsidiaries incurring Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness (other than intercompany Indebtedness) the Indenture permitted;

         (9) the Company or any of its Restricted Subsidiaries incurring Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Debt incurred pursuant to clause (8) above to refund, replace or refinance any Indebtedness incurred pursuant to this clause (9), not to exceed $7.5 million; and

         (10) the Company or any Restricted Subsidiary Guarantee of Indebtedness of the Company or a Subsidiary of the Company that another provision of this covenant permits.

         For purposes of determining compliance with this covenant, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (10) above or if the first paragraph of this covenant permits it to be incurred and it also meets the criteria of one or more of the categories of Permitted Debt described in clauses
(1) through (10) above, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification. For purposes of this paragraph, "Indebtedness" includes Disqualified Stock and preferred stock of Subsidiaries. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

         Limitation of Certain Subsidiary Indebtedness and Preferred Stock

         The Company will not, and will not permit any of its Restricted Subsidiaries to incur any Indebtedness (other than Eligible Indebtedness) or to issue any Disqualified Stock; provided that any Restricted Subsidiary that is a Subsidiary Guarantor may incur Indebtedness (whether or not such Indebtedness is Eligible Indebtedness) or issue Disqualified Stock if such incurrence or issuance is permitted under the covenant described above under the caption "-Incurrence of Indebtedness and Issuance of Preferred Stock," provided further that, notwithstanding the immediately preceding sentence, in no event shall the Company permit any of its Restricted Subsidiaries to incur any Indebtedness represented by senior secured bonds or other senior secured securities, unless such Subsidiary is a Subsidiary Guarantor and its Subsidiary Guarantee is secured on an equal and ratable basis with such other senior secured bonds or senior secured securities.

         Liens

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

         Dividend and Other Payment Restrictions Affecting Subsidiaries

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

         (1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

         (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

         (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

         However, the preceding restriction will not apply to encumbrances or restrictions existing under or by reason of:

         (1) the terms of any Indebtedness permitted by the Indenture to be incurred by any Subsidiary of the Company; provided, that, any such Indebtedness permits the payment of cash dividends to the Company in an amount sufficient to enable the Company to make payments of:

              (A) interest required to be paid in respect of the notes;

              (B) interest required to be paid in respect of the 1997 Notes; and

              (C) after July 1, 2002, dividends required to be paid in respect of the Series A Preferred Stock and interest required to be paid in respect of the Exchange Notes, if issued, in each case, in accordance with the terms thereof (except during the continuance of a default or event of default under such other Indebtedness);

         (2) Existing Indebtedness or the PM&C Credit Facility, each as in effect on the Closing Date;

         (3) the Indenture, the notes, the Subsidiary Guarantees, the 1997 Indenture, the 1997 Notes and the 1997 Notes Subsidiary Guarantees;

         (4)  applicable law;

         (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

         (6) by reason of customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business and consistent with past practices; or

         (7) any agreement for the sale of any Subsidiary or its assets that restricts distributions by that Subsidiary pending its sale.

         Merger, Consolidation or Sale of Assets

         The Company will not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

         (1) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

         (2) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the notes, the Indenture and the Registration Rights Agreement pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

         (3) immediately after such transaction no Default or Event of Default exists;

         (4) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Adjusted Operating Cash Flow Ratio set forth in the first paragraph of the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

         (5) each Subsidiary Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations under the Indenture and the notes.

         Transactions with Affiliates

         The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

         (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and

         (2)  the Company delivers to the Trustee:

              (a) with respect to any Affiliate Transaction or series of related
                  Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and a majority of the Independent Directors and

              (b) with respect to any Affiliate Transaction or series of related
                  Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that the Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any Affiliate Transaction involving aggregate consideration in excess of $1.0 million at any time that there is not at least one Independent Director on the Company's Board of Directors.

         The following will not be Affiliate Transactions and not subject to the restrictions just described:

         o any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

         o transactions between or among the Company and/or its Restricted Subsidiaries;

         o the payment of any dividend on, or the issuance of additional Subordinated Exchange Notes in exchange for, the Series A Preferred Stock, provided that such dividends are paid on a pro rata basis and the additional Subordinated Exchange Notes are issued in accordance with the Certificate of Designation; and

         o transactions permitted by the provisions of the covenant described under the caption "- Certain Covenants - Restricted Payments," in each case, shall not be deemed Affiliate Transactions.

         Limitation on Issuances and Sales of Capital Stock of Wholly Owned Restricted Subsidiaries

         The Company will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless:

         (1) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary; and

         (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described under the caption "-- Repurchase at the Option of Holders -- Asset Sales."

         In addition, the Company shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

Subsidiary Guarantees

         The Company will not permit any Restricted Subsidiary to guarantee the payment of any Indebtedness of the Company or any Indebtedness of any Subsidiary Guarantor (in each case, the "Guaranteed Debt;" the Company or the Subsidiary Guarantor that is primarily liable on the Guaranteed Debt being the "Obligor") unless:

         (1) if such Restricted Subsidiary is not a Subsidiary Guarantor, such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture in form and substance reasonably satisfactory to the Trustee providing for a guarantee (a "Subsidiary Guarantee") of payment of the notes by such Restricted Subsidiary;

         (2) if the Guaranteed Debt is by its express terms subordinated in right of payment to the notes or the Subsidiary Guarantee of such Obligor, any such guarantee of such Subsidiary Guarantor with respect to the Guaranteed Debt shall be subordinated in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee with respect to the notes substantially to the same extent as the Guaranteed Debt is subordinated to the notes or the Subsidiary Guarantee of such Obligor;

         (3) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; and

         (4) such Restricted Subsidiary shall deliver to the Trustee an opinion of counsel to the effect that:

              (A) such Subsidiary Guarantee of the notes has been duly executed and authorized; and

              (B) such Subsidiary Guarantee of the notes constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

         No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:

         (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the notes, the Indenture and the Registration Rights Agreement;

         (2) immediately after giving effect to such transaction no Default or Event of Default exists; and

         (3) the Company would be permitted to incur $1.00 of additional Indebtedness pursuant to the Indebtedness to Adjusted Operating Cash Flow Ratio described in the first paragraph of the covenant described above under the caption "-Incurrence of Indebtedness and Issuance of Preferred Stock."

         In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all the capital stock of such Subsidiary Guarantor or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligation under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other "-- Repurchase at Option of Holders -- Asset Sales."

         Any Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with the terms of the Indenture will be released and relieved of its obligations under its Subsidiary Guarantee for so long as such Subsidiary is so designated.

         No Amendment to Subordination Provisions

         Without the consent of each Holder of notes outstanding, the Company will not amend, modify or alter the Subordinated Exchange Note Indenture in any way that will:

         (1) increase the rate of or change the time for payment of interest on any Subordinated Exchange Notes;

         (2) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Subordinated Exchange Notes;

         (3) alter the redemption provisions or the price or terms at which the Company is required to offer to purchase such Subordinated Exchange Notes in a manner that would be adverse to any Holder of notes; or

         (4)  amend the provisions of Article 10 of the Subordinated Exchange
              Note Indenture (which relate to subordination).

Reports

         Whether or not required by the SEC, so long as any notes are outstanding, the Company will furnish to the Holders of notes:

         (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

         (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations.

         In addition, whether or not required by the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods set forth in the SEC's rules and regulations (unless the SEC rejects such a filing) and make such information available to securities analysts and prospective investors upon request.

         In addition to the financial information required by the Exchange Act, each such quarterly and annual report shall be required to contain "summarized financial information" (as defined in Rule 1-02(aa)(1) of Regulation S-X under the Exchange Act) showing Adjusted Operating Cash Flow for the Company and its Restricted Subsidiaries, on a consolidated basis, where Adjusted Operating Cash Flow for the Company is calculated in a manner consistent with the manner described under the definition of "Adjusted Operating Cash Flow" contained herein. The summarized financial information required pursuant to the preceding sentence may, at the election of the Company, be included in the footnotes to audited consolidated financial statements or unaudited quarterly financial statements of the Company and will be as of the same dates and for the same periods as the consolidated financial statements of the Company and its Subsidiaries required pursuant to the Exchange Act. In addition, the Company has agreed that, for so long as any notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

         Each of the following constitutes an Event of Default:

         (1) default for 30 days in the payment of interest and Liquidated Damages, if any, on the notes when due;

         (2) default in payment when due of the principal of or premium, if any, on the notes;

         (3) failure by the Company or any Subsidiary to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control," "-- Repurchase at the Option of Holders -- Asset Sales," "-- Certain Covenants -- Restricted Payments, "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" or "-- Certain Covenants -- Merger, Consolidation or Sale of Assets;"

         (4) failure by the Company or any Subsidiary for 60 days after notice to comply with any of its other agreements in the Indenture or the notes;

         (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or shall be created hereafter, which default:

              (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness before the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

              (b) results in the acceleration of such Indebtedness before its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

         (6) failure by the Company or any Restricted Subsidiary that would be a Significant Subsidiary to pay final judgments aggregating in excess of $5.0 million, which are not paid, discharged or stayed for a period of 60 days;

         (7) certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and

         (8) the termination of any Subsidiary Guarantee for any reason not permitted by the Indenture, or the denial by any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor of such Subsidiary Guarantor's obligations under its respective Subsidiary Guarantee.

         If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Upon such declaration, the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the notes shall be due and payable immediately.

         Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest.

         In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs before December 1, 2002 by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the notes before December 1, 2002, then the premium specified in the Indenture shall also become immediately due and payable upon the acceleration of the notes, to the extent the law permits.

         The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, interest or premium or Liquidated Damages, if any, on the notes.

         The Company must deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company must deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

         No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

         The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and have each Subsidiary Guarantor's obligation discharged with respect to its Subsidiary Guarantee ("Legal Defeasance") except for:

         (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

         (2) the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and to hold money for security payments held in trust;

         (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

         (4)  the Legal Defeasance provisions of the Indenture.

         In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and each Subsidiary Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

         To exercise either Legal Defeasance or Covenant Defeasance:

         (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in United States Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to maturity or to a particular redemption date;

         (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

              (A) the Company has received from, or the Internal Revenue Service has published a ruling; or

              (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company);

         (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (6) the Company must have delivered to the Trustee an opinion of counsel to the effect that, as of the date of such opinion, the trust funds will not be subject to rights of holders of Indebtedness other than the notes and assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming no Holder of notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law;

         (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

         (8) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

         A Holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

         The registered Holder of a note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

         Except as provided in the next two succeeding paragraphs, the Indenture, the notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the Indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

         Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

         (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

         (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

         (3) reduce the rate of or change the time for payment of interest on any note;

         (4) waive a Default or Event of Default in the payment of principal of or interest or premium or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

         (5) make any note payable in money other than that stated in the notes;

         (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of or interest or premium or Liquidated Damages, if any, on the notes;

         (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders");

         (8)  make any change in the foregoing amendment and waiver provisions;
              or

         (9) except as provided under the caption "- Legal Defeasance and Covenant Defeasance" or in accordance with the terms of the Indenture or any Subsidiary Guarantee, release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or make any change in a Subsidiary Guarantee that would adversely affect the Holders of the notes.

         Notwithstanding the preceding, without the consent of any Holder of notes, the Company, a Subsidiary Guarantor (with respect to a Subsidiary Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, the notes or the Subsidiary Guarantees:

         (1)  to cure any ambiguity, defect or inconsistency;

         (2) to provide for uncertificated notes in addition to or in place of certificated notes;

         (3) to provide for the assumption of the Company's or any Subsidiary Guarantor's obligations to Holders of notes in the case of a merger or consolidation;

         (4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or

         (5) to comply with requirements of the SEC to maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Subsidiary Guarantor to guarantee the notes.

Concerning the Trustee

         If the Trustee becomes a creditor of the Company, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

         The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

         Depository Procedures

         The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

         DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised the Company that, pursuant to procedures established by it:

         o upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

         o ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global notes).

         Except as described below, owners of interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

         Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

         o any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

         o any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date.

         Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Except for trades involving only Euroclear and Cedel participants, interest in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "-- Same Day Settlement and Payment."

         Subject to the transfer restrictions set forth under "Notice to Investors," transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

         Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

         DTC has advised the Company that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

         Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

         A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

         (1) DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary, or

         (2) DTC has ceased to be a clearing agency registered under the Exchange Act;

         (3) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes, or

         (4) there shall have occurred and be continuing a Default or Event of Default with respect to the notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless the Company determines otherwise in compliance with applicable law.

Exchange of Certificated Notes for Book-Entry Notes

         Notes issued in certificated form may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See "Notice to Investors."

Same Day Settlement and Payment

         Payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to trade DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

         Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

Certain Definitions

         Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

         "1997 Indenture" means the indenture, dated as of October 21, 1997, between the Company and First Union National Bank, as trustee, governing the terms of the 1997 Notes.

         "1997 Notes" means the Company's 9 5/8% Senior Notes due 2005.

         "1997 Notes Subsidiary Guarantees" means the guarantees of the Company's payment obligations under the 1997 Indenture and the 1997 Notes, if and when executed by the Subsidiaries of the Company pursuant to the provisions of the 1997 Indenture.

         "Acquired Debt" means, with respect to any specified Person:

         (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

         (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Adjusted Operating Cash Flow" means, for the four most recent fiscal quarters for which internal financial statements are available, Operating Cash Flow of such Person and its Restricted Subsidiaries less DBS Cash Flow for the most recent four-quarter period plus DBS Cash Flow for the most recent quarterly period, multiplied by four.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Asset Sale" means:

         (1) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provision of the Asset Sale covenant); and

         (2) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions that have a fair market value in excess of $1.0 million or for net proceeds in excess of $1.0 million.

         Notwithstanding the foregoing, the following transactions will not be deemed to be Asset Sales:

         (1) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary of the Company or by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company;

         (2) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company; and

         (3) a Restricted Payment that is permitted by the provisions of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

         "Asset Swap" means an exchange of assets by the Company or a Restricted Subsidiary of the Company for:

         (1)  one or more Permitted Businesses;

         (2) a controlling equity interest in any Person whose assets consist primarily of one or more Permitted Businesses; and/or

         (3) long-term assets that are used in a Permitted Business in a like-kind exchange pursuant to Section 1031 of the Code or any similar or successor provision of the Code.

         "Bank Facilities" means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

         (1)  in the case of a corporation, corporate stock;

         (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

         (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

         (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means:

         (1)  United States dollars;

         (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition;

         (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;

         (4) repurchase obligations with a term of not more than seven days or on demand for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

         (5) commercial paper having the highest rating at acquisition obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition; and

         (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "Certificate of Designation" means the Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 12 3/4% Series A Cumulative Exchangeable Preferred Stock of Pegasus Communications Corporation.

         "Change of Control" means the occurrence of any of the following:

         (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or his Related Parties;

         (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

         (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that:

              (A) any "person" (as defined above) becomes the "beneficial owner"
                  (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more of the Voting Stock of the Company (measured by voting power rather than number of shares) than is at the time beneficially owned (as defined above) by the Principal and his Related Parties in the aggregate;

              (B) the Principal and his Related Parties collectively cease to beneficially own (as defined above) Voting Stock of the Company having at least 30% of the combined voting power of all classes of Voting Stock of the Company then outstanding; or

              (C) the Principal and his Affiliates acquire, in the aggregate, beneficial ownership (as defined above) of more than 66 2/3% of the shares of Class A Common Stock at the time outstanding or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

         "Closing Date" means November 30, 1998, the original date of issuance of the notes.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

         (1) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof;

         (2) the Net Income of any Person acquired in a pooling of interests transaction for any period before the date of such acquisition shall be excluded;

         (3) the cumulative effect of a change in accounting principles shall be excluded; and

         (4) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who was a member of such Board of Directors on the Closing Date or was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow for the Company and its Restricted Subsidiaries for the period (taken as one accounting period) from the beginning of the first full month commencing after the Closing Date to the end of the most recently ended fiscal quarter for which internal financial statements are available at such date of determination, plus all cash dividends received by the Company or a Wholly Owned Restricted Subsidiary of the Company from any Unrestricted Subsidiary of the Company or Wholly Owned Restricted Subsidiary of the Company to the extent that such dividends are not included in the calculation of permitted Restricted Payments under subparagraph (3) of the second paragraph of the covenant described under the caption "-- Certain Covenants -- Restricted Payments" by virtue of clause (3) of such subparagraph.

         "Cumulative Total Interest Expense" means, with respect to the Company and its Restricted Subsidiaries, as of any date of determination, Total Interest Expense for the period (taken as one accounting period) from the beginning of the first full fiscal month commencing after the Closing Date to the end of the most recently ended fiscal quarter for which internal financial statements are available at such date of determination.

         "DBS Cash Flow" means income from operations (before depreciation, amortization and Non-Cash Incentive Compensation to the extent deducted in arriving at income from operations) for the Satellite Segment determined on a basis consistent with the segment data contained in the Company's consolidated audited financial statements.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or before the date that is 91 days after the date on which the notes mature unless, in any such case, the issuer's obligation to pay, purchase or redeem such Capital Stock is expressly conditioned on its ability to do so in compliance with the provisions of the covenant described under the caption "-- Certain Covenants -- Restricted Payments."

         "DTS Credit Facility" means the Second Amended and Restated Credit Agreement, dated as of July 30, 1997, by and among Digital Television Services, LLC, CIBC Oppenheimer Corp., as arranger, Morgan Guaranty Trust Company of New York, as syndication agent, Fleet National Bank, as documentation agent, and Canadian Imperial Bank of Commerce, as administrative agent, as amended through the Closing Date.

         "Eligible Indebtedness" means any Indebtedness other than Indebtedness in the form of, or represented by, bonds or other securities or any guarantee thereof and Indebtedness which is, or may be, quoted, listed or ordinarily purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act).

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Existing Credit Facilities" means the DTS Credit Facility and the PM&C Credit Facility.

         "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Existing Credit Facilities) in existence on the Closing Date, until such amounts are repaid.

         "fair market value" means, with respect to assets or aggregate net proceeds having a fair market value (a) of less than $5.0 million, the fair market value of such assets or proceeds determined in good faith by the Board of Directors of the Company (including a majority of the Independent Directors thereof) and evidenced by a board resolution and (b) equal to or in excess of $5.0 million, the fair market value of such assets or proceeds as determined by an investment banking firm of national standing; provided that the fair market value of the assets purchased in an arm's-length transaction by an Affiliate of the Company (other than a Subsidiary) from a third party that is not also an Affiliate of the Company or such purchaser and contributed to the Company within five Business Days of the consummation of the acquisition of such assets by such Affiliate shall be deemed to be the aggregate consideration paid by such Affiliate (which may include the fair market value of any non-cash consideration to the extent that the valuation requirements of this definition are complied with as to any such non-cash consideration).

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Closing Date.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, co-borrowing arrangements, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing any Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. The amount of any Indebtedness outstanding as of any date shall be:

         o the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

         o the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indebtedness to Adjusted Operating Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of a Person and its Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference of all outstanding preferred stock of the Restricted Subsidiaries of such Person as of such date (excluding Qualified Subsidiary Stock and any such preferred stock held by such Person or a Wholly Owned Restricted Subsidiary of such Person), plus the aggregate liquidation preference or redemption amount of all Disqualified Stock of such Person (excluding any Disqualified Stock held by such Person or a Wholly Owned Restricted Subsidiary of such Person) as of such date to (b) Adjusted Operating Cash Flow of such Person and its Restricted Subsidiaries for the most recent four-quarter period for which internal financial statements are available determined on a pro forma basis after giving effect to all acquisitions and dispositions of assets (notwithstanding clause
(3) of the definition of "Consolidated Net Income") (including, without limitation, Asset Swaps) made by such Person and its Restricted Subsidiaries since the beginning of such four-quarter period through such date as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period.

         "Independent Director" means a member of the Board of Directors who is neither an officer nor an employee of the Company or any of its Affiliates.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities, or preferred stock which is not Disqualified Stock, of the Company shall not be deemed to be an Investment.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

         (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions); or the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

         (2) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness in connection with such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Cash Incentive Compensation" means incentive compensation paid to any officer of the Company or any of its Subsidiaries in the form of Class A Common Stock of the Company or options to purchase Class A Common Stock of the Company pursuant to the Pegasus Restricted Stock Plan and the Pegasus 1996 Stock Option Plan.

         "Non-Recourse Debt" means Indebtedness:

         (1)  as to which neither the Company nor any of its Restricted
              Subsidiaries:

              (a) provides credit support of any kind (including any
                  undertaking, agreement or instrument that would constitute Indebtedness);

              (b) is directly or indirectly liable (as a guarantor or
                  otherwise); or

              (c) constitutes the lender; and

         (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable before its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Operating Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus:

         (1) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing such Consolidated Net Income, plus

         (2) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes used in computing the net losses under clause (1) hereof, plus

         (3) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus

         (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, plus

         (5) Non-Cash Incentive Compensation to the extent such compensation expense was deducted in computing such Consolidated Net Income and to the extent not included in clause (4) of this definition; and

less all non-cash income for such period (excluding any such non-cash income to the extent it represents an accrual of cash income in any future period or amortization of cash income received in a prior period).

         "Pari Passu Debt" means senior Indebtedness of the Company or any Subsidiary Guarantor permitted by the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," which is pari passu in right of payment with the notes or any Subsidiary Guarantee.

         "Permitted Businesses" means:

         (1) any media or communications business, including but not limited to, any broadcast television station, cable franchise or other business in the television broadcasting, cable or direct-to-home satellite television industries; and

         (2) any business reasonably related or ancillary to any of the foregoing businesses.

         "Permitted Investments" means:

         (1) any Investments in the Company or in a Wholly Owned Restricted Subsidiary of the Company;

         (2)  any Investments in Cash Equivalents;

         (3) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company;

         (4) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of the covenant described under the caption "-- Repurchase at the Option of Holders -- Asset Sales;" and

         (5) other Investments made since the date of the Indenture (measured as of the time made and without giving effect to subsequent changes in value) that do not exceed an amount equal to $15.0 million plus, to the extent any such Investments are sold for cash or are otherwise liquidated or repaid for cash, any gains less any losses realized on the disposition of such Investments.

         "Permitted Liens" means:

         (1) Liens securing term loans, revolving borrowings, letters of credit or other Obligations under any Bank Facility;

         (2) Liens securing Eligible Indebtedness of a Subsidiary that was permitted to be incurred under the Indenture;

         (3) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Restricted Subsidiary of the Company;

         (4) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens were not created in contemplation of such acquisition;

         (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

         (6)  Liens existing on the Closing Date;

         (7) Liens to secure Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations permitted by clause (7) of the third paragraph of the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," covering only the assets acquired with such Indebtedness;

         (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

         (9) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $1.5 million at any one time outstanding;

         (10) Liens on deposits or Cash Equivalents made pursuant to legally binding agreements or non-binding letters of intent to acquire assets (or the Capital Stock of Persons owning such assets), in an amount not to exceed 10% of the purchase price of such assets or Capital Stock; provided that the assets to be acquired (or the Capital Stock of Persons owning such assets) will be owned by the Company or a Restricted Subsidiary of the Company upon consummation of the contemplated acquisition;

         (11) Liens encumbering deposits or Cash Equivalents made to secure obligations of the Company to repurchase Capital Stock of the Company pledged to secure obligations of employees of the Company in an aggregate amount not to exceed $5.0 million at any time outstanding; and

         (12) Liens on assets of or Equity Interests in Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

         "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that:

         (1) the principal amount of (or accreted value, if applicable) such Permitted Refinancing Debt does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus (a) the amount of reasonable expenses incurred in connection therewith and (b) the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such refinancing or deemed by the Company or such Restricted Subsidiary necessary to be paid to effectuate such refinancing);

         (2) such Permitted Refinancing Debt has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

         (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of the notes, and is subordinated in right of payment to the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

         (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

         (5) if such Permitted Refinancing Debt is incurred by a Restricted Subsidiary that is not a Subsidiary Guarantor, such Permitted Refinancing Debt constitutes Eligible Indebtedness.

         "PM&C" means Pegasus Media & Communications, Inc., a Delaware corporation and a direct Subsidiary of the Company.

         "PM&C Credit Facility" means the Credit Agreement, dated as of December 10, 1997, by and among PM&C, the several lenders from time to time party thereto and Bankers Trust Company, as agent for such lenders, as amended through the Closing Date.

         "PM&C Notes" means PM&C's 12 1/2% Series B Senior Subordinated Notes due 2005.

         "Principal" means Marshall W. Pagon.

         "PSTV Preferred Stock" means the Series A Preferred Stock, par value $1 per share, of Pegasus Satellite Television of Virginia, Inc.

         "Qualified Subsidiary Stock" means Capital Stock of a Subsidiary of the Company which by its terms:

         (1) does not mature, or is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable at the option of the Holder thereof, in whole or in part, before December 1, 2007 (in each case, whether automatically or upon the happening of any event) (unless, in any such case, the issuer's obligation to pay, purchase or redeem such Capital Stock is expressly conditioned on its ability to do so in compliance with the provisions of the covenant described under the caption "- Certain Covenants - Restricted Payments");

         (2) is automatically exchangeable into shares of Capital Stock of the Company that is not Disqualified Stock upon the earlier to occur of (a) the occurrence of an Event of Default and (b) December 1, 2005;

         (3)  has no voting or remedial rights; and

         (4) does not permit the payment of cash dividends before December 1, 2006 (unless, in the case of this clause (4), the issuer's ability to pay cash dividends is expressly conditioned on its ability to do so in compliance with the provisions of the covenant described under the caption "-- Certain Covenants -- Restricted Payments"). Notwithstanding the foregoing, for all purposes under the Indenture, "Qualified Subsidiary Stock" shall be deemed to include the PSTV Preferred Stock.

         "Related Party" with respect to the Principal means:

              (A) any immediate family member of the Principal or

              (B) any trust, corporation, partnership or other entity, more than
                  50% of the voting equity interests of which are owned directly or indirectly by, and which is controlled by, the Principal and/or such other Persons referred to in the immediately preceding clause (A).

         For purposes of this definition:

         (1) "immediate family member" means spouse, parent, step-parent, child, sibling or step-sibling; and

         (2) "control" has the meaning specified in the definition of "Affiliate" contained under the caption "-- Certain Definitions." In addition, the Principal's estate shall be deemed to be a Related Party until such time as such estate is distributed in accordance with the Principal's will or applicable state law.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Satellite Segment" means the business involved in the marketing of video and audio programming and data information services through transmission media consisting of space-based satellite broadcasting services, the assets related to the conduct of such business held by the Company and its Restricted Subsidiaries on the Closing Date, plus all other assets acquired by the Company or any of its Restricted Subsidiaries that are directly related to such business (excluding, without limitation, the terrestrial television broadcasting business and the assets related thereto and the cable television business and the assets related thereto); provided that any assets acquired by the Company or any of its Restricted Subsidiaries after the Closing Date that are not directly related to such business shall not be included for purposes of this definition.

         "Series A Preferred Stock" means the Company's 12 3/4% Series A Cumulative Exchangeable Preferred Stock.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.

         "Split Dollar Agreement" means the Split Dollar Agreement between the Company and Nicholas A. Pagon, Holly T. Pagon and Michael B. Jordan, as trustees of an insurance trust established by Marshall W. Pagon, as in effect on the Closing Date.

         "Stated Maturity" means, with respect to any interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal before the date originally scheduled for the payment thereof.

         "Subordinated Exchange Note Indenture" means the Indenture filed as an exhibit to the Certificate of Designation which would govern the Subordinated Exchange notes, if issued, as the same may be amended, but without giving effect to any amendment that materially alters the economic terms thereof.

         "Subordinated Exchange Notes" means the Company's 12 3/4% Senior Subordinated Exchange Notes due 2007 issuable pursuant to the Subordinated Exchange Note Indenture in exchange for the Company's Series A Preferred Stock.

         "Subsidiary" means, with respect to any Person:

         (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Subsidiary Guarantor" means any Restricted Subsidiary that shall have guaranteed, pursuant to a supplemental indenture and the requirements therefor set forth in the Indenture, the payment of all principal of, and interest and premium, if any, on, the notes and all other amounts payable under the notes or the Indenture, which guarantee shall be pari passu with or senior to all Indebtedness of such Restricted Subsidiary.

         "Total Interest Expense" means, with respect to any Person for any period, the sum of:

         (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations); and

         (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, to the extent such amounts are not included in clause (1) of this definition; and

         (3) any interest expense for such period on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets (other than Equity Interests in Unrestricted Subsidiaries securing Indebtedness of Unrestricted Subsidiaries) of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); and

         (4) all cash dividend payments during such period on any series of preferred stock of a Restricted Subsidiary of such Person.

         "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary:

         (1)  has no Indebtedness other than Non-Recourse Debt;

         (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

         (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation
              (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

         (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

         (5) has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation made by the Board of Directors at a time when any notes are outstanding shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the provisions of the covenant described under the caption "- Certain Covenants - Restricted Payments."

         If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the provisions of the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" (treating such Subsidiary as a Restricted Subsidiary for such purpose for the period relevant to such covenant), the Company shall be in default of such covenant); provided, however, that in the event an Unrestricted Subsidiary ceases to meet the requirement set forth in clause (5) of this definition, such Unrestricted Subsidiary shall have 60 days to meet such requirement before such Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary.

         The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if:

         o such Indebtedness is permitted under the covenant described under the provisions of the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" (treating such Subsidiary as a Restricted Subsidiary for such purpose for the period relevant to such covenant); and

         o no Default or Event of Default would be in existence following such designation.

         "Voting Stock" means with respect to any specified Person, Capital Stock with voting power, under ordinary circumstances and without regard to the occurrence of any contingency, to elect the directors or other managers or trustees of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

         (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

         (2)  the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock (other than Qualified Subsidiary Stock) or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of notes by an initial beneficial owner of notes that, for U.S. federal income tax purposes, is not a "U.S. person". This discussion is based upon the U.S. federal tax law now in effect, which is subject to change, possibly retroactively. For purposes of this discussion, a "U.S. person" means a citizen or resident of the U.S., a corporation, partnership or other entity created or organized in the U.S. or under the laws of the U.S. or of any political subdivision thereof, an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. The tax treatment of the owners of the notes may vary depending upon their particular situations. U.S. persons acquiring the notes are subject to different rules from those discussed below. In addition, certain other holders, including insurance companies, tax exempt organizations, financial institutions and broker-dealers, may be subject to special rules not discussed below. Prospective investors are urged to consult their tax advisors regarding the U.S. federal tax consequences of acquiring, holding and disposing of notes, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction. New final regulations dealing with withholding tax on income paid to foreign persons and related matters were recently issued by the Treasury Department. In general, the new withholding regulations do not significantly alter the substantive withholding and information reporting requirements, but unify current certification procedures and forms and clarify reliance standards. The new withholding regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Accordingly, payments made on or before December 31, 1999 will continue to be subject to the regulations that existed before the new withholding regulations were issued. The new withholding regulations are quite complex. Non-U.S. Holders are strongly urged to consult their own tax advisors with respect to the new withholding regulations.

Interest

         Interest we pay to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the U.S. by such Non-U.S. Holder and the Non-U.S. Holder (a) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company; (b) is not a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of the U.S. Internal Revenue Code; and (c) certifies, under penalties of perjury, that such owner is not a U.S. person and provides such owner's name and address. The current regulations provide that the statement must be received no later than the calendar year in which the payment is made. The new withholding regulations require the statement to be made on Form W-8 (or approved substitute) before payment. For a Non-U.S. Holder who is claiming the benefits of a tax treaty, the new withholding regulations may require such holder to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Certain special procedures are provided in the new withholding regulations for payments through qualified intermediaries.

Gain on Disposition

         A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain recognized on a sale, redemption or other disposition of a note unless (a) the gain is effectively connected with the conduct of a trade or business within the U.S. by the Non-U.S. Holder or (b) in the case of a Non-U.S. Holder who is a nonresident alien individual and holds the note as a capital asset, such holder is present in the U.S. for 183 or more days in the taxable year and certain other requirements are met.

Federal Estate Taxes

         If interest on the notes is exempt from withholding of U.S. federal income tax under the rules described above, the senior notes will not be included in the estate of a deceased Non-U.S. Holder for U.S. federal estate tax purposes.

Information Reporting and Backup Withholding

         For payments made on or before December 31, 1999, we will, where required, report to the Holders of senior notes and the IRS the amount of any interest paid on the senior notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

         In the case of payments of interest to Non-U.S. Holders, Treasury regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither we nor our payment agent has actual knowledge that the owner is a U.S. person or that the conditions of any other exemption are not in fact satisfied. Similarly, information reporting and backup withholding requirements will apply to the gross proceeds paid to a Non-U.S. Holder on the disposition of the notes by or through a U.S. office of a U.S. or foreign broker, unless the owner certifies to the broker under penalties of perjury as to his name, address and status as a foreign person or the owner otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the notes by or through a foreign office of a U.S. broker or foreign brokers with certain types of relationships to the U.S. unless such broker has documentary evidence in its file that the owner of the notes is not a U.S. person, and such broker has no actual knowledge to the contrary, or the owner establishes an exception. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

         The new withholding regulations provide that to the extent a Non-U.S. Holder certifies on Form W-8 (or a permitted substitute form) as to such holder's status as a foreign person, the backup withholding provisions and the information reporting provisions will generally not apply. If a Non-U.S. Holder fails to provide such certification, such holder may be subject to certain information reporting and the 31% backup withholding tax.

         Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives new notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. A broker-dealer may use this prospectus, as it may be amended or supplemented, in connection with the resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of one year after the date on the cover of this prospectus, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests such documents in the letter of transmittal for use in connection with any such resale.

         New notes received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         We have agreed to pay expenses incurred with the exchange offer and the performance of our other obligations under the Registration Rights Agreement. We have also agreed to indemnify the holders, including any broker-dealers, and certain parties related to the holders against certain liabilities, including liabilities under the Securities Act.

         By accepting this exchange offer, each broker-dealer that receives the new notes under the exchange offer agrees that, after receiving notice from us of any event that makes any statement in this prospectus untrue in any material respect or which requires us to make any change in this prospectus to make the statements therein not misleading, such broker will not use this prospectus until we have amended or supplemented it to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to such broker-dealer.

                                  LEGAL MATTERS

         Drinker Biddle & Reath LLP, counsel for the Company has passed upon the validity of the new notes. Michael B. Jordan, a partner of Drinker Biddle & Reath LLP, is an Assistant Secretary of the Company.


                                     EXPERTS

         The Company's consolidated balance sheets as of December 31, 1996 and 1997 and the related consolidated statements of operations, statements of changes in total equity and statements of cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this registration statement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

         The consolidated financial statements of Digital Television Services, Inc. and Subsidiaries for the period from inception (January 30, 1996) through December 31, 1996 and for the year ended December 31, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated by reference in this registration statement in reliance upon the authority of that firm as experts in accounting and auditing in giving said reports.

================================================================================

We have not authorized any dealer, salesperson or any other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any votes in any jurisdiction where it is unlawful.









                                TABLE OF CONTENTS


Where You Can Find More Information.......................... Inside front cover
Prospectus Summary...........................................        1
Risk Factors.................................................        8
Ratio of Earnings to Fixed Charges...........................       19
Use of Proceeds..............................................       19
The Exchange Offer...........................................       20
Material United States Federal Income Tax
  Consequences of Exchange Offer.............................       27
Description of Notes.........................................       28
Material United States Federal Income
  Tax Consequences...........................................       64
Plan of Distribution.........................................       66
Legal Matters................................................       67
Experts......................................................       67




                                     [LOGO]

                       PEGASUS COMMUNICATIONS CORPORATION




                              Offer to Exchange our
                      9 3/4% Series B senior notes due 2006
                      which have been registered under the
                           Securities Act of 1933, for
                         any and all of our outstanding
                      9 3/4% Series A senior notes due 2006



                           __________________________

                                   PROSPECTUS
                           __________________________









                               ____________, 1999


================================================================================

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers.

         The Registrant's Amended and Restated Certificate of Incorporation provides that a director of the Registrant shall have no personal liability to the Registrant or to its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

         Article 6 of the Registrant's By-Laws provides that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving while a director of officer of the Registrant at the request of the Registrant as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Registrant against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law. Article 6 also provides that any person who is claiming indemnification under the Registrant's By-Laws is entitled to advances from the Registrant for the payment of expenses incurred by such person in the manner and to the full extent permitted under Delaware law.

         The Registrant has obtained directors' and officers' liability insurance.


Item 21. Exhibits and Financial Statement Schedules.

Exhibit
Number  Description of Document
------- -----------------------
2.1 Agreement and Plan of Merger dated January 8, 1998 among Pegasus Communications Corporation and certain of its shareholders, Pegasus DTS Merger Sub, Inc., and Digital Television Services Inc. and certain of its shareholders, including forms of Registration Rights Agreement and Voting Agreement as exhibits (which is incorporated by reference herein to Exhibit 2.1 to Pegasus' Form 8-K dated December 10, 1997).
2.2 Asset Purchase Agreement dated as of January 16, 1998 between Avalon Cable of New England, LLC and Pegasus Cable Television Inc. and Pegasus Cable Television of Connecticut, Inc. (which is incorporated by reference to Pegasus' Form 8-K dated January 16, 1998).
2.3 Asset Purchase Agreement dated as of July 23, 1998 among Pegasus Cable Television Inc., Cable Systems USA, Partners, J&J Cable Partners, Inc. and PS&G Cable Partners, Inc. (which is incorporated by reference to Pegasus' Form 10-Q dated August 13, 1998).
3.1 Certificate of Incorporation of Pegasus, as amended (which is incorporated by reference to Exhibit 3.1 to Pegasus' Registration Statement on form S-1 (file No. 333-05057)).
3.2 By-Laws of Pegasus (which is incorporated by reference to Exhibit 3.2 to Pegasus' Registration Statement on Form S-3 (File No. 333-70949)).
3.3 Certificate of Designations, Preferences and Relative, Participating , Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof which is incorporated by reference to Exhibit 3.3 to Pegasus' Registration Statement on form S-1 (File No. 333-23595).
4.1 Indenture, dated as of July 7, 1995, by and among Pegasus Media & Communications, Inc. the Guarantors (as this term is defined in the indenture) and First Fidelity Bank, National Association, as Trustee, relating to the 12 1/2 % Series B Senior Subordinated Notes due 2005 (including the form of Notes and Subsidiary Guarantee) (which is incorporated herein by reference to Exhibit 4.1 to Pegasus Media & Communications, Inc.'s Registration Statement on Form S-4 (File Number 333-95042)).
4.2 Form of 12 1/2% Series B Senior Subordinated Notes due 2005 (included in Exhibit 4.1 above).
4.3 Form of Subsidiary Guarantee with respect to the 12 1/2 % Series B Senior Subordinated Notes due 2005 (included in Exhibit 4.1 above).
4.4. Indenture by and between Pegasus Communications Corporation and First Union National Bank as trustee relating to the Exchange Notes (included in Exhibit 3.3 above).
4.5 Indenture, dated as of October 21, 1997 by and between Pegasus Communications Corporation and First Union National Bank as trustee, relating to the 1998 Senior Notes (which is incorporated by reference herein to Exhibit 4.1 to Amendment No. 1 to Pegasus' Form 8-K dated September 8, 1997).

4.6 Indenture, dated as of November 30, 1998, by and between Pegasus and First Union National Bank, as Trustee, relating to the 9 3/4% Senior notes due 2006, (which is incorporated by reference to Exhibit 4.5 to Pegasus' Registration Statement on Form S-3 (File No. 333-70949)).
4.7 Indenture, dated as of July 30, 1997 among Digital Television Services, Inc., certain of its subsidiaries, and The Bank of New York, as trustee (the "DTS Indenture") (which is incorporated by reference to Exhibit 4.1 of Digital Television Services' Registration Statement on Form S-4. (File Number 333-36217)).
4.8 Supplemental Indenture to the DTS Indenture, dated October 10, 1997, (which is incorporated by reference to Exhibit 4.6 of Digital Television Services' Registration Statement on Form S-4. (File Number 333-36217)).
5.1*    Opinion of Drinker Biddle & Reath LLP.
8.1*    Opinion of Drinker Biddle & Reath LLP concerning tax matters.
10.1 Credit Agreement dated as of December 9, 1997 by and among Pegasus Media & Communications, Inc., the lenders thereto, and Bankers Trust Company, as agent for the lenders (which is incorporated by reference herein to
        Exhibit 10.1 to Pegasus' Form 8-k dated December 10, 1997).
10.2    Pegasus' Restricted Stock Plan (which is incorporated by reference to
        Exhibit 10.28 to Pegasus' Registration Statement on Form S-1) (File No. 333-05057)).
10.3 Option Agreement for Donald W. Webber (which is incorporated by reference to Exhibit 10.29 to Pegasus' Registration Statement on Form S-1) (File No. 333-05057)).
10.4    Pegasus' 1996 Stock Option Plan (which is incorporated by reference to
        Exhibit 10.30 to Pegasus' Registration Statement on Form S-1) (File No. 333-05057)).
10.5 Amendment to Option Agreement for Donald W. Webber, dated December 19, 1996 (which is incorporated by reference to Exhibit 10.31 to Pegasus' Registration Statement on Form S-1) (File No. 333-05057)).
10.6 Warrant Agreement between Pegasus and First Union National Bank, as warrant agent relating to the Warrants (which is incorporated by reference to Exhibit 10.32 to Pegasus' Registration Statement on Form S-1)( File No. 333-2395)).
10.7 Amendment to Credit Agreement executed as of August 3, 1998 by and among Pegasus Media & Communications, Inc., the lenders thereto and Bankers Trust Company, as agent for the lender (incorporated by reference to
        Exhibit 10.21 to Pegasus' Registration Statement on Form S-4) (File No. 333044929).
10.8 Second Amendment to Credit Agreement executed as of August 3, 1998, by and among Pegasus Media & Communications, Inc., the lenders thereto and Bankers Trust Company, as agent for the lender (incorporated by reference to Exhibit 10.22 to Pegasus' Registration Statement on Form S-3) (File No. 333-70949)).
10.9 Third Amendment to Credit Agreement executed as of December 31 1998 by and among Pegasus Media & Communications, Inc., the lenders thereto and Bankers Trust Company, as agent for the lender (incorporated by reference to Exhibit 10.23 to Pegasus' Registration Statement on Form S-3) (File No. 333-70949)).
10.10 Second Amended and Restated Credit Agreement dated as of July 30, 1997 among Digital Television Services, LLC and several lenders, CIBC Wood Gundy, as arranger, Morgan Guarantee Trust Company of New York, Fleet National Bank, and Canadian Imperial Bank of Commerce (which is incorporated by reference to Exhibit 10.1 of Digital Television Services' Registration Statement on Form S-4 (File No. 333-44929)).
10.11* Registration Rights Agreement, dated as of November 30, 1998, among Pegasus Communications Corporation, CIBC Oppenheimer Corp and Alex. Brown Incorporated.
23.1 Consent of Drinker Biddle & Reath LLP (included in their opinions filed as Exhibits 5.1 and 8.1).
23.2*   Consent of PricewaterhouseCoopers LLP.
23.3*   Consent of Arthur Andersen LLP.
24.1*   Powers of Attorney (included on Signatures and Powers of Attorney)
25.1* Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of First Union National Bank, as Trustee.
99.1* Form of Letter of Transmittal and related documents to be used in conjunction with the exchange offer.

----------------
* Filed herewith.
Item 22. Undertakings.

     The undersigned registrant hereby undertakes that:

     (1) During any period in which offers or sales are being made, a post-effective amendment to this registration statement will be filed:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered ) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report under Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant under the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (6) It will respond to requests for information that is incorporated by reference into the prospectus within one business day of receipt of such request, and it will send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

     (7) It will supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                        SIGNATURES AND POWERS OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the city of Radnor, Commonwealth of Pennsylvania, on the 29th day of January, 1999.

                          PEGASUS COMMUNICATIONS CORPORATION


                          By:    /s/ Marshall W. Pagon
                             ----------------------------
                          Name:  Marshall W. Pagon
                          Title: Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Marshall W. Pagon, Robert N. Verdecchio and Ted S. Lodge as his or her attorneys-in-fact and agents, with full power of substitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to the Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the Notes under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact the agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

       Signature                                         Title                                Date
    ---------------                                  ------------                           --------
/s/ Marshall W. Pagon                        President, Chief Executive Officer       January 29, 1999
------------------------------------         and Chairman of the Board
Marshall W. Pagon
(Principal Executive Officer)


/s/ Robert N. Verdecchio                     Senior Vice President, Chief             January 29, 1999
------------------------------------         Financial Officer, Assistant
Robert N. Verdecchio                         Secretary and Director
(Principal Financial
 and Accounting Officer)


/s/ James J. McEntee, III                    Director                                 January 29, 1999
------------------------------------
James J. McEntee, III


/s/ Mary C. Metzger                          Director                                 January 29, 1999
------------------------------------
Mary C. Metzger


/s/ Donald W. Weber                          Director                                 January 29, 1999
------------------------------------
Donald W. Weber


 /s/ Michael C. Brooks                       Director                                 January 29, 1999
------------------------------------
Michael C. Brooks


 /s/ Harry F. Hopper, III                    Director                                 January 29, 1999
-----------------------------
Harry F. Hopper, III


-----------------------------------          Director                                 January 29, 1999
William P. Phoenix


 /s/ Riordon B. Smith                        Director                                 January 29, 1999
-----------------------------------
Riordon B. Smith

                                      II-4

                                  EXHIBIT INDEX
                                  -------------
Exhibit
Number  Description of Document
------- -----------------------
2.1 Agreement and Plan of Merger dated January 8, 1998 among Pegasus Communications Corporation and certain of its shareholders, Pegasus DTS Merger Sub, Inc., and Digital Television Services Inc. and certain of its shareholders, including forms of Registration Rights Agreement and Voting Agreement as exhibits (which is incorporated by reference herein to Exhibit 2.1 to Pegasus' Form 8-K dated December 10, 1997).
2.2 Asset Purchase Agreement dated as of January 16, 1998 between Avalon Cable of New England, LLC and Pegasus Cable Television Inc. and Pegasus Cable Television of Connecticut, Inc. (which is incorporated by reference to Pegasus' Form 8-K dated January 16, 1998).
2.3 Asset Purchase Agreement dated as of July 23, 1998 among Pegasus Cable Television Inc., Cable Systems USA, Partners, J&J Cable Partners, Inc. and PS&G Cable Partners, Inc. (which is incorporated by reference to Pegasus' Form 10-Q dated August 13, 1998).
3.1 Certificate of Incorporation of Pegasus, as amended (which is incorporated by reference to Exhibit 3.1 to Pegasus' Registration Statement on form S-1 (file No. 333-05057)).
3.2 By-Laws of Pegasus (which is incorporated by reference to Exhibit 3.2 to Pegasus' Registration Statement on Form S-3 (File No. 333-70949)).
3.3 Certificate of Designations, Preferences and Relative, Participating , Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof which is incorporated by reference to Exhibit 3.3 to Pegasus' Registration Statement on form S-1 (File No. 333-23595).
4.1 Indenture, dated as of July 7, 1995, by and among Pegasus Media & Communications, Inc. the Guarantors (as this term is defined in the indenture) and First Fidelity Bank, National Association, as Trustee, relating to the 12 1/2 % Series B Senior Subordinated Notes due 2005 (including the form of Notes and Subsidiary Guarantee) (which is incorporated herein by reference to Exhibit 4.1 to Pegasus Media & Communications, Inc.'s Registration Statement on Form S-4 (File Number 333-95042)).
4.2 Form of 12 1/2 % Series B Senior Subordinated Notes due 2005 (included in Exhibit 4.1 above).
4.3     Form of Subsidiary Guarantee with respect to the 12 1/2 % Series
        Senior Subordinated Notes due 2005 (included in Exhibit 4.1 above).
4.4. Indenture by and between Pegasus Communications Corporation and First Union National Bank as trustee relating to the Exchange Notes (included in Exhibit 3.3 above).
4.5 Indenture, dated as of October 21, 1997 by and between Pegasus Communications Corporation and First Union National Bank as trustee, relating to the 1998 Senior Notes (which is incorporated by reference herein to Exhibit 4.1 to Amendment No. 1 to Pegasus' Form 8-K dated September 8, 1997).
4.6 Indenture, dated as of November 30, 1998, by and between Pegasus and First Union National Bank, as Trustee, relating to the 9 3/4% Senior notes due 2006, (which is incorporated by reference to Exhibit 4.5 to Pegasus' Registration Statement on Form S-3 (File No. 333-70949)).
4.7 Indenture, dated as of July 30, 1997 among Digital Television Services, Inc., certain of its subsidiaries, and The Bank of New York, as trustee (the "DTS Indenture") (which is incorporated by reference to Exhibit 4.1 of Digital Television Services' Registration Statement on Form S-4. (File Number 333-36217)).
4.8 Supplemental Indenture to the DTS Indenture, dated October 10, 1997, (which is incorporated by reference to Exhibit 4.6 of Digital Television Services' Registration Statement on Form S-4. (File Number 333-36217)).
5.1*    Opinion of Drinker Biddle & Reath LLP.
8.1*    Opinion of Drinker Biddle & Reath LLP concerning tax matters.
10.1 Credit Agreement dated as of December 9, 1997 by and among Pegasus Media & Communications, Inc., the lenders thereto, and Bankers Trust
        Company, as agent for the lenders (which is incorporated by reference herein to Exhibit 10.1 to Pegasus' Form 8-k dated December 10, 1997).
10.2    Pegasus' Restricted Stock Plan (which is incorporated by reference to
        Exhibit 10.28 to Pegasus' Registration Statement on Form S-1) (File No. 333-05057)).
10.3 Option Agreement for Donald W. Webber (which is incorporated by reference to Exhibit 10.29 to Pegasus' Registration Statement on Form S-1) (File No. 333-05057)).

10.4    Pegasus' 1996 Stock Option Plan (which is incorporated by reference to
        Exhibit 10.30 to Pegasus' Registration Statement on Form S-1) (File No. 333-05057)).
10.5 Amendment to Option Agreement for Donald W. Webber, dated December 19, 1996 (which is incorporated by reference to Exhibit 10.31 to Pegasus' Registration Statement on Form S-1) (File No. 333-05057)).
10.6 Warrant Agreement between Pegasus and First Union National Bank, as warrant agent relating to the Warrants (which is incorporated by reference to Exhibit 10.32 to Pegasus' Registration Statement on Form S-1)( File No. 333-2395)).
10.7 Amendment to Credit Agreement executed as of August 3, 1998 by and among Pegasus Media & Communications, Inc., the lenders thereto and Bankers Trust Company, as agent for the lender (incorporated by reference to
        Exhibit 10.21 to Pegasus' Registration Statement on Form S-4) (File No. 333044929).
10.8 Second Amendment to Credit Agreement executed as of August 3, 1998, by and among Pegasus Media & Communications, Inc., the lenders thereto and Bankers Trust Company, as agent for the lender (incorporated by reference to Exhibit 10.22 to Pegasus' Registration Statement on Form S-3) (File No. 333-70949)).
10.9 Third Amendment to Credit Agreement executed as of December 31 1998 by and among Pegasus Media & Communications, Inc., the lenders thereto and Bankers Trust Company, as agent for the lender (incorporated by reference to Exhibit 10.23 to Pegasus' Registration Statement on Form S-3) (File No. 333-70949)).
10.10 Second Amended and Restated Credit Agreement dated as of July 30, 1997 among Digital Television Services, LLC and several lenders, CIBC Wood Gundy, as arranger, Morgan Guarantee Trust Company of New York, Fleet National Bank, and Canadian Imperial Bank of Commerce (which is incorporated by reference to Exhibit 10.1 of Digital Television Services' Registration Statement on Form S-4 (File No. 333-44929)).
10.11* Registration Rights Agreement, dated as of November 30, 1998, among Pegasus Communications Corporation, CIBC Oppenheimer Corp and Alex. Brown Incorporated.
23.1 Consent of Drinker Biddle & Reath LLP (included in their opinions filed as Exhibits 5.1 and 8.1).
23.2*   Consent of  PricewaterhouseCoopers LLP.
23.3*   Consent of  Arthur Andersen LLP.
24.1*   Powers of Attorney (included on Signatures and Powers of Attorney)
25.1* Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of First Union National Bank, as Trustee.
99.1* Form of Letter of Transmittal and related documents to be used in conjunction with the exchange offer.

----------------
* Filed herewith.